Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BRT REALTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
(516) 466-3100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
March 16, 2009

        The Annual Meeting of Shareholders of BRT Realty Trust will be held on Monday, March 16, 2009, at 9:00 a.m. local time, at the offices of BRT Realty Trust, 60 Cutter Mill Road, Suite 303, Great Neck, New York for the following purposes:

  1.
  To elect three Class I Trustees to serve until the 2012 Annual Meeting of Shareholders;

  2.
  To approve the BRT Realty Trust 2009 Incentive Plan;

  3.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009; and

  4.
  To transact any other business as may properly come before the meeting.

        Shareholders of record at the close of business on January 22, 2009 will be entitled to notice of and to vote at our annual meeting. It is important that your common shares of beneficial interest be represented and voted at the meeting. You can vote your common shares of beneficial interest by completing and returning the proxy card. Certain shareholders can also vote their common shares of beneficial interest over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Simeon Brinberg Secretary

Great Neck, New York
January 28, 2009

BRT REALTY TRUST

2009 ANNUAL MEETING
PROXY STATEMENT

PROXY STATEMENT

 GENERAL

        Our board of trustees is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2009 annual meeting of shareholders of BRT Realty Trust. In this proxy statement we refer to BRT Realty Trust as "BRT," "we," "our," "us," "our company," or the "Trust." The meeting will be held at our offices, 60 Cutter Mill Road, Suite 303, Great Neck, New York, at 9:00 a.m., local time, on Monday, March 16, 2009.

        The date of this proxy statement is January 28, 2009, the approximate date on which we are mailing this proxy statement and the accompanying form of proxy to our shareholders. Our fiscal year begins on October 1st and ends on September 30th. References in this proxy statement to the "year 2008" or "fiscal 2008" refers to the twelve month period from October 1, 2007 through September 30, 2008.

        Our executive offices are located at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021. Our telephone number is (516) 466-3100.

VOTING PROCEDURES

        Shareholders of record at the close of business on January 22, 2009 are entitled to notice of and to vote at the annual meeting of shareholders. The record date was established by our board of trustees. You are entitled to one vote for each common share of beneficial interest you own on January 22, 2009 and do not have the right to vote cumulatively in the election of trustees. Our common shares of beneficial interest, or "common shares", constitute our only class of voting securities outstanding and will vote as a single class on all matters to be considered at the annual meeting. On the record date, there were 11,660,125 common shares outstanding and entitled to vote. In order to carry on the business at the meeting, we must have a quorum present in person or by proxy. This means that at least a majority of the outstanding common shares must be represented at the meeting, either in person or by proxy, regardless of whether you vote your common shares. The affirmative vote of a plurality of the outstanding common shares present and voting at the meeting, in person or by proxy, is required to elect the three nominees as Class I Trustees. The affirmative vote of a majority of our outstanding shares present and voting at the meeting, in person or by proxy, is required to approve the adoption of the BRT Realty Trust 2009 Incentive Plan and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.

        Because many shareholders cannot attend the meeting in person, it is necessary that a large number of common shares be represented by proxy. Most shareholders have a choice of voting over the internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage paid envelope provided. Please refer to your proxy card or to the information provided by your bank, broker, or other holder of record to see which options are available to you. You should be aware that if you vote over the internet, you may incur costs, such as telephone and internet access charges, for which you will be responsible. The internet and telephone voting facilities for shareholders of record will close at 11:59 p.m., E.S.T. on March 15, 2009. If you vote by telephone or via the internet, it is not necessary to return a proxy card. The internet and telephone voting procedures are designed to authenticate shareholders by use of a control number, and to allow you to confirm that your instructions have been properly recorded.

        If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case, you should sign the proxy card and deliver it to the person so named, and the person so named must then be present to vote at the meeting. Proxy cards so marked should not be mailed to us or to our transfer agent, American Stock Transfer and Trust Company.

        You can revoke your proxy at any time before it is exercised. To revoke your proxy you may file a written revocation with our Secretary, or you may deliver a properly executed proxy bearing a later date. If you vote by telephone or internet you may also revoke your proxy with a timely and valid later telephone or internet vote, as the case may be. You may also revoke your proxy by attending the meeting and voting in person. If not so revoked, the common shares represented by such proxy will be voted.

        Votes withheld from nominees for trustee and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum has been reached. Votes withheld from nominees for trustee have the same effect as votes against. A "broker non-vote" occurs if a broker or other nominee who is entitled to vote your common shares has not received instructions from you with respect to a particular matter to be voted on, and the broker or other nominee does not otherwise have discretionary authority to vote your shares on that matter. Broker non-votes will have no effect on the outcome of the election of trustees.

        If you hold your common shares through a broker, your shares may be voted even if you do not vote or attend the meeting. Under the rules of the New York Stock Exchange, if you hold your common shares through a broker, your broker is permitted to vote your common shares on the election of trustees and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009, even if the broker does not receive instructions from you. However, your broker may not vote your shares on the approval of the 2009 BRT Realty Trust Incentive Plan and other non-discretionary items without voting instructions from you.

        All common shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If no choice is indicated on the proxy card, the persons named as your proxies will vote the common shares "FOR" the three nominees (Alan H. Ginsburg, Jeffrey A. Gould and Jonathan H. Simon) for Class I Trustee, "FOR" the approval of the BRT Realty Trust 2009 Incentive Plan, "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors for the 2009 fiscal year, and as the proxy holders may determine, in their discretion, with respect to other matters that properly come before the meeting. The board of trustees is not currently aware of any business to be acted upon at the meeting other than that which is described in this proxy statement. A representative of American Stock Transfer and Trust Company will tabulate the votes and act as inspector of elections.

SOLICITATION

        We will pay the entire cost of soliciting proxies, including preparing and mailing this proxy statement. In addition to the solicitation of proxies by mail and through our regular employees, we will request banks, brokers, custodians, nominees and other record holders to forward copies of the proxy statement and other soliciting materials to persons for whom they hold common shares and to request authority for the exercise of proxies. We will reimburse such record holders for their reasonable out-of-pocket expenses in forwarding proxies and proxy materials to shareholders. We have retained The Altman Group for a fee of $5,500, plus reasonable out of pocket expenses, to aid in the solicitation of proxies from our shareholders. To the extent necessary in order to ensure sufficient representation at the meeting, we or our proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

GOVERNANCE OF OUR COMPANY

General

        We are governed by a board of trustees and by the committees of the board. Members of the board are kept informed about our business through discussions with our chairman, our president and chief executive officer and our other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees. During fiscal 2008, the board held four meetings. In fiscal 2008, each trustee attended at least 75% of the aggregate number of board and applicable committee meetings.

        Our board of trustees has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The board has affirmatively determined that each of Kenneth F. Bernstein, Alan H. Ginsburg, Louis C. Grassi, Gary Hurand, Jeffrey Rubin, Jonathan H. Simon and Elie Weiss, a majority of our trustees, is "independent" for the purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and all of the members of each of the audit committee, the compensation committee and the nominating and corporate governance committee are independent for the purposes of Section 303A. Messrs. Fredric H. Gould, Jeffrey A. Gould and Matthew J. Gould are not independent under New York Stock Exchange Rules because, among other reasons, they serve as our executive officers. The board based these determinations primarily on a review of the responses of our trustees to questions regarding employment and compensation history, affiliations and family and other relationships, discussions with trustees and relevant facts and circumstances provided by management of any relationships bearing on the independence of a trustee.

        In determining the independence of each of the foregoing trustees, the board considered that (i) Gary Hurand holds approximately a 40% beneficial interest in a family entity which owns a preferred limited partnership interest in Gould Investors L.P. (an affiliate of our company—see "Certain Relationships and Related Transactions), the preferred limited partnership interest owned by the Hurand family entity has a deemed value of $14,678,000 (the redemption price of the interest) and very limited voting rights, and no member of the Hurand family, including Gary Hurand, has any management involvement in Gould Investors L.P., and the board concluded that the Hurand family entity's passive investment in Gould Investors L.P. did not disqualify Gary Hurand from being independent; (ii) Gould Investors L.P. and an entity affiliated with Gould Investors L.P. owns less than 2% of the outstanding shares of Newtek Business Services, Inc., a public company in which Jeffrey Rubin was a director and an executive officer until March 2008, and the board concluded that such investment by Gould Investors L.P. and an affiliated entity in Newtek Business Services, Inc. did not disqualify Jeffrey Rubin from being independent; (iii) an entity in which Jonathan H. Simon is a control person entered into a contingent contract to acquire a development site in Manhattan, New York from Gould Investors L.P. for approximately $17 million (this entity's purchase price offer was competitive with the best offers received. Due to the current real estate and credit markets, this entity advised Gould Investors L.P. that it will not proceed with the transaction and has agreed to pay Gould Investors L.P. a termination payment), and the board concluded that the transaction between Gould Investors L.P. and the entity controlled by Mr. Simon did not disqualify Mr. Simon from being independent; and (iv) Elie Weiss is the son-in-law of Gary Hurand, an independent trustee, and the entity controlled by him participated on a pari passu basis as a 25% participant in a $2 million mortgage loan originated by us in February 2007 and the board concluded that such relationships did not disqualify Elie Weiss from being independent.

        The board has adopted a charter for each committee, as well as corporate governance guidelines that address the make-up and functioning of the board. You can find each charter and the corporate governance guidelines by accessing the corporate governance section of our website at www.brtrealty.com. Copies of these charters and the corporate governance guidelines may be obtained by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Secretary.

Code of Business Conduct and Ethics

        We have also adopted a code of business conduct and ethics that applies to all trustees, officers, employees, agents and consultants, including our chief executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions. The code of business conduct and ethics covers a variety of topics, including those required by the Securities and Exchange Commission and the New York Stock Exchange. Topics covered include, but are not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The code of business conduct and ethics, as amended and restated, is available at the corporate governance section of our website at www.brtrealty.com and may be obtained by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Secretary. During fiscal 2008, there were no waivers of the provisions of the code of business conduct and ethics with respect to any of our trustees, officers, employees, agents or consultants. We will post any amendments to, or waivers of, our code of business conduct and ethics, as amended and restated, on our website.

Audit Committee

        Our board of trustees has adopted an audit committee charter delineating the composition and responsibilities of the audit committee. The audit committee charter requires that the audit committee be comprised of at least three members, all of whom are independent trustees and at least one of whom is an "audit committee financial expert." Our board of trustees has determined that all of the members of our audit committee are independent for the purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Section 303.01 of the Listed Company Manual of the New York Stock Exchange, and that Louis C. Grassi, chairman of the audit committee, qualifies as an "audit committee financial expert," as that term is defined in Item 407(d) of Regulation S-K promulgated pursuant to the Securities Exchange Act of 1934, as amended.

        The audit committee, which is comprised of Gary Hurand, Alan H. Ginsburg and Louis C. Grassi, all of whom are independent, met four times during fiscal 2008. Among other things, the audit committee is responsible for assisting the board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm's qualification and independence, and (iv) the performance of our internal audit function and of our independent registered public accounting firm, and for the preparation of the audit committee report required by the Securities and Exchange Commission for inclusion in this proxy statement. The board has determined that each member of the audit committee satisfies the financial literacy requirements of the New York Stock Exchange.

Compensation Committee

        The compensation committee, which is comprised of Alan H. Ginsburg, Jeffrey Rubin (chairman) and Jonathan H. Simon, all of whom are independent, met twice during fiscal 2008. The compensation committee reviews and makes recommendations to the board with respect to the salaries, bonuses and stock incentive awards of our executive officers and key employees. The compensation committee also oversees administration of our equity incentive plans and approves and authorizes grants of equity compensation awards under the BRT Realty Trust 2003 Incentive Plan, and if adopted, the BRT Realty Trust 2009 Incentive Plan.

 Nominating and Corporate Governance Committee

        The nominating and corporate governance committee, which is comprised of Gary Hurand (chairman), Louis C. Grassi and Elie Weiss, all of whom are independent, met twice in fiscal 2008. The principal responsibilities of the nominating and corporate governance committee include proposing to the board of trustees a slate of trustees for election to the board of trustees at the annual meeting of shareholders, identification and recommendation of candidates to fill vacancies on the board of trustees between annual meetings of shareholders and monitoring corporate governance matters, including overseeing our corporate governance guidelines.

        The board believes that it should be comprised of trustees with complementary backgrounds, and that trustees should, at a minimum, have expertise that may be useful to us. Trustees should possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.

        When considering candidates for trustee, the nominating and corporate governance committee will take into account a number of factors, including the following:

  •
  Independence from management;

  •
  Whether the candidate has relevant business experience;

  •
  Judgment, skill, integrity and reputation;

  •
  Financial and accounting background, to enable the committee to determine whether the candidate would be suitable for audit committee membership;

  •
  Executive compensation background, to enable the committee to determine whether the candidate would be suitable for compensation committee membership; and

  •
  The size and composition of the existing board.

        The nominating and corporate governance committee will consider candidates for trustee suggested by shareholders, applying the criteria for candidates described above, considering the additional information referred to below and evaluating such nominees in the same manner as other candidates. Shareholders wishing to suggest a candidate for trustee should write to our Secretary and include:

  •
  A statement that the writer is a shareholder and is proposing a candidate for consideration by the committee;

  •
  The name of and contact information for the candidate;

  •
  A statement of the candidate's business and educational experience;

  •
  Information regarding each of the factors listed above sufficient to enable the committee to evaluate the candidate;

  •
  A statement detailing any relationship between the candidate and any competitor of the Trust;

  •
  Detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

  •
  A statement that the candidate is willing to be considered and willing to serve as a trustee if nominated and elected.

Before nominating a sitting trustee for re-election at an annual meeting of shareholders, the nominating and corporate governance committee will consider:

  •
  The trustee's performance on the board; and

  •
  Whether the trustee's re-election would be consistent with our corporate governance guidelines.

        When seeking candidates for trustee, the nominating and corporate governance committee may solicit suggestions from management, incumbent trustees or others. The nominating and corporate governance committee will interview a candidate if it believes the candidate might be suitable to be a trustee. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the board, it will recommend the candidate's election to the full board.

Independence of Trustees

        The following standards for "director" independence are applicable to us in accordance with the New York Stock Exchange corporate governance listing standards:

  •
  No trustee qualifies as "independent" unless the board affirmatively determines that the trustee has no material relationship with us or any of our subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with us or any of our subsidiaries);

  •
  A trustee who is an employee, or whose immediate family member is an executive officer, of ours or any of our subsidiaries is not independent until three years after the end of such employment relationship;

  •
  A trustee who received, or whose immediate family member received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 in any twelve-month period;

  •
  A trustee who is, or who has an immediate family member who is, a current partner of our internal or external auditor, a trustee who is a current employee of our internal or external auditor, a trustee who has an immediate family member who is a current employee of our internal or external auditor and who participates in our audit, assurance or tax compliance (but not tax planning) practice, or a trustee who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of our internal or external auditor and personally worked on our audit within that time, can not be considered independent;

  •
  A trustee who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries' present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship; and

  •
  A trustee who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us or any of our subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not "independent" until the commencement of the third fiscal year following the fiscal year in which such payments fall below such threshold.

        Under the "director" independence standards, the Board must affirmatively determine that a trustee has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a trustee. The Board has not adopted any requirements or standards for "director" independence beyond the New York Stock Exchange corporate governance listing standards.

Compensation Committee Interlocks and Insider Participation

        The members of the compensation committee are Alan H. Ginsburg, Jeffrey Rubin and Jonathan H. Simon. None of the members of the compensation committee has ever been an officer or employee of our company or any of our subsidiaries or has had any relationship with the Trust that would require disclosure under Item 404 of Regulation S-K (Certain Relationships and Related Party Transactions) and no "compensation committee interlocks" existed during fiscal 2008.

Compensation of Trustees

        Non-management members of our board of trustees are paid an annual retainer of $20,000. In addition, each member of the audit committee is paid an annual retainer of $5,000, the chairman of the audit committee is paid an additional annual retainer of $10,000, each member of the compensation committee is paid an annual retainer of $4,000, the chairman of the compensation committee is paid an additional annual retainer of $8,000, each member of the nominating and corporate governance committee is paid an annual retainer of $3,000 and the chairman of the nominating and corporate governance committee is paid an additional annual retainer of $4,000. Each non-management member of our board of trustees is also paid $1,200 for each board meeting attended in person and $750 for each board meeting attended by telephone conference, and each non-management trustee is paid $1,000 for each committee meeting attended in person and $750 for each committee meeting attended by telephone conference. In fiscal 2008, each non-management member of our board of trustees was awarded 1,500 restricted common shares under the BRT Realty Trust 2003 Incentive Plan and will be awarded 3,000 restricted common shares under the BRT Realty Trust 2003 Incentive Plan in fiscal 2009. The restricted shares have a five year vesting period during which period the registered owner is entitled to vote and receive cash distributions on such shares. Non-management trustees who reside outside of the local area in which our executive office is located also receive reimbursement for travel expenses incurred in attending board and committee meetings.

        The following table sets forth the cash and non-cash compensation of our non-management trustees for the fiscal year ended September 30, 2008:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Kenneth F. Bernstein	24,350	23,912	(4)	17,413	65,675
Alan H. Ginsburg	35,900	15,302	(5)	11,033	62,235
Louis C. Grassi	48,550	27,269	(6)	18,808	94,627
Gary Hurand	41,100	26,024	(6)	18,343	85,467
Jeffrey Rubin	38,550	24,092	(7)	17,413	80,055
Jonathan H. Simon	35,300	15,302	(5)	11,033	61,635
Elie Weiss	24,800	3,138	(8)	3,855	31,793

    (1)
    Includes all fees earned or paid in cash for services as a trustee during fiscal 2008, including annual retainer fees and committee and committee chairmanship annual retainer fees and meeting fees.

    (2)
    Includes the amount expensed for financial statement reporting purposes for fiscal 2008 in accordance with SFAS 123(R). The table below shows the aggregate number of unvested restricted shares awarded to and held by the named trustees as of September 30, 2008:

Name	Restricted Shares
Kenneth F. Bernstein	5,750
Alan H. Ginsburg	3,750
Louis C. Grassi	5,750
Gary Hurand	5,750
Jeffrey Rubin	5,750
Jonathan H. Simon	3,750
Elie Weiss	1,500
    (3)
    Sets forth the cash dividends paid to trustees in fiscal 2008 on unvested restricted shares awarded under the BRT Realty Trust 2003 Incentive Plan.

    (4)
    On June 30, 2004, we awarded 1,000 restricted shares, with a grant date fair value of $19,500. On January 31, 2005, we awarded 1,000 restricted shares, with a grant date fair value of $23,550. On January 31, 2006, we awarded 1,000 restricted shares, with a grant date fair value of $25,130. On January 31, 2007, we awarded 1,250 restricted shares, with a grant date fair value of $35,688. On January 31, 2008, we awarded 1,500 restricted shares, with a grant date fair value of $23,535. Each share of restricted stock vests five years after the date of grant.

    (5)
    On January 31, 2006, we awarded 1,000 restricted shares, with a grant date fair value of $25,130. On January 31, 2007, we awarded 1,250 restricted shares, with a grant date fair value of $35,688. On January 31, 2008, we awarded 1,500 restricted shares, with a grant date fair value of $23,535. Each share of restricted stock vests five years after the date of grant.

    (6)
    On February 10, 2004, we awarded 1,000 restricted shares, with a grant date fair value of $23,390. On January 31, 2005, we awarded 1,000 restricted shares, with a grant date fair value of $23,550. On January 31, 2006, we awarded 1,000 restricted shares, with a grant date fair value of $25,130. On January 31, 2007, we awarded 1,250 restricted shares, with a grant date fair value of $35,688. On January 31, 2008, we awarded 1,500 restricted shares, with a grant date fair value of $23,535. Each share of restricted stock vests five years after the date of grant.

    (7)
    On June 14, 2004, we awarded 1,000 restricted shares, with a grant date fair value of $20,400. On January 31, 2005, we awarded 1,000 restricted shares, with a grant date fair value of $23,550. On January 31, 2006, we awarded 1,000 restricted shares, with a grant date fair value of $25,130. On January 31, 2007, we awarded 1,250 restricted shares, with a grant date fair value of $35,688. On January 31, 2008, we awarded 1,500 restricted shares, with a grant date fair value of $23,535. Each share of restricted stock vests five years after the date of grant.

    (8)
    On January 31, 2008, we awarded 1,500 restricted shares, with a grant date fair value of $23,535. Each share of restricted stock vests five years after the date of grant.

Non-Management Trustee Executive Sessions

        In accordance with New York Stock Exchange listing standards, our non-management trustees meet regularly in executive sessions without management. "Non-management" trustees are all those trustees who are not employees or officers of our company and include trustees, if any, who are not employees or officers but who were not determined to be "independent" by our board of trustees. The board has not designated a "Lead Director" or a single trustee to preside at executive sessions. The person who presides over executive sessions of non-management trustees is one of the committee chairmen. To the extent practicable, the presiding trustee at the executive sessions is rotated among the chairmen of the board's committees.

Communications with Trustees

        Shareholders and interested persons who want to communicate with our board or any individual trustee can write to:

  BRT Realty Trust
  Suite 303
  60 Cutter Mill Road
  Great Neck, NY 11021
  Attention: Secretary

        Your letter should indicate that you are a shareholder of BRT Realty Trust. Depending on the subject matter, the Secretary will:

  •
  Forward the communication to the trustee or trustees to whom it is addressed;

  •
  Attempt to handle the inquiry directly; for example where it is a request for information about our company or it is a stock-related matter; or

  •
  Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

        At each board meeting, the Secretary will present a summary of communications received, if any, since the last meeting that were not forwarded and make those communications available to the trustees on request.

        In the event that a shareholder, employee or other interested person would like to communicate with our non-management trustees confidentially, they may do so by sending a letter to "Non-Management Trustees" at the address set forth above. Please note that the envelope should contain a clear notation that it is confidential.

Trustee Attendance at Annual Meetings

        We typically schedule a board meeting immediately following our annual meeting of shareholders and expect that, absent a valid reason, our trustees will attend our annual meeting of shareholders. At the annual meeting of shareholders held in March 2008, all trustees were in attendance.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL
SHAREHOLDERS, TRUSTEES AND MANAGEMENT

        The following table sets forth information concerning common shares owned as of January 22, 2009 by (i) all persons known to own beneficially 5% or more of our outstanding common shares, (ii) all trustees and nominees for trustee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all trustees and executive officers as a group.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class
Kenneth F. Bernstein(2)	5,750	*
Alan H. Ginsburg(2)	3,750	*
Gould Investors L.P.(3)	2,186,282	18.71%
Fredric H. Gould(2)(4)	2,754,778	23.58%
Jeffrey A. Gould(2)(5)	324,367	2.78%
Matthew J. Gould(2)(6)	2,515,922	21.54%
Mitchell Gould	46,700	*
Louis C. Grassi(2)	15,354	*
Gary Hurand(2)(7)	256,471	2.20%
Mark H. Lundy(8)	65,795	*
Jeffrey Rubin(2)	5,750	*
Jonathan H. Simon(2)	3,750	*
Elie Weiss(2)	21,500	*
George Zweier	21,200	*
All Trustees and Executive Officers as a group (18 in number)(9)(10)	4,185,003	35.82%

*
Less than 1%

(1)
Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership of shares within 60 days, whether upon the exercise of a stock option or otherwise. Securities listed as beneficially owned do not include (a) 3,000 restricted shares to be issued on February 2, 2009 to each of Messrs. Bernstein, Ginsburg, Grassi, Hurand, Rubin, Simon and Weiss, (b) 8,000 restricted shares to be issued on February 2, 2009 to each of Messrs. Fredric H. Gould, Jeffrey A. Gould, Matthew J. Gould, Mitchell Gould and Lundy, and (c) 4,200 restricted shares to be issued on February 2, 2009 to Mr. Zweier. The percentage of beneficial ownership is based on 11,682,625 common shares outstanding on January 22, 2009.

(2)
A trustee.

(3)
Address is 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021.

(4)
Includes (i) 219,954 common shares owned by the pension and profit sharing trusts of BRT Realty Trust and REIT Management Corp. of which Mr. Fredric H. Gould is a trustee, as to which shares Mr. Gould has shared voting and investment power, (ii) 19,018 common shares owned by a charitable foundation, of which Mr. Gould is a director, as to which shares Mr. Gould has shared voting and investment power, (iii) 26,951 common shares owned by a trust for the benefit of Mr. Gould's grandchildren of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims beneficial interest), and (iv) 20,469 common shares owned by a partnership in which an entity wholly-owned by Mr. Gould is the managing general partner. Also includes 30,048 common shares owned by One Liberty Properties, Inc., of which Mr. Gould is chairman of the board and 2,186,282 common shares owned by Gould Investors L.P., of which an entity wholly owned by Mr. Gould is the managing general partner and another entity wholly owned by Mr. Gould is the other general partner. Does not include 25,015 common shares owned by Mrs. Fredric H. Gould, as to which shares Mr. Gould disclaims beneficial interest and Mrs. Fredric H. Gould has sole voting and investment power.

(5)
Includes 23,988 common shares owned by Mr. Jeffrey A. Gould as custodian for his minor children (as to which shares Mr. Gould disclaims beneficial interest), 19,018 common shares owned by a charitable foundation, of which Mr. Gould is a director, as to which shares Mr. Gould has shared voting and investment power, and 26,951 common shares owned by a trust for the benefit of Mr. Gould's children and others, of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims beneficial interest). Also includes 30,048 common shares owned by One Liberty Properties, Inc. of which Mr. Gould is a director and an executive officer.

(6)
Includes 17,441 common shares owned by Mr. Matthew J. Gould as custodian for his minor children (as to which shares Mr. Gould disclaims beneficial interest), 19,018 common shares owned by a charitable foundation, of which Mr. Gould is a director, as to which shares Mr. Gould has shared voting and investment power, and 26,951 common shares owned by a trust for the benefit of Mr. Gould's children and others, of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims a beneficial interest) and 2,186,282 common shares of beneficial interest owned by Gould Investors L.P. (Mr. Gould is president of the managing general partner of Gould Investors L.P.). Also includes 30,048 common shares owned by One Liberty Properties, Inc., of which Mr. Gould is a director and executive officer. Does not include 39,500 common shares owned by Mrs. Matthew J. Gould as to which shares Mr. Gould disclaims beneficial interest and Mrs. Matthew J. Gould has sole voting and investment power.

(7)
Includes 57,806 common shares owned by a limited liability company in which Mr. Hurand is a member, and 130,850 common shares owned by a corporation in which Mr. Hurand is an officer and shareholder.

(8)
Does not include 990 common shares owned by Mrs. Mark H. Lundy, as custodian for her minor children, as to which shares Mr. Lundy disclaims beneficial interest and Mrs. Mark H. Lundy has sole voting and investment power.

(9)
This total is qualified by notes (4) through (8).

(10)
Includes an aggregate of 18,250 common shares which underlie options granted to persons other than those described in notes (4) through (8) above.

 ELECTION OF TRUSTEES

(Proposal 1)

        The board of trustees is divided into three classes, each of which is elected for a staggered term of three years. Our Third Amended and Restated Declaration of Trust provides for the number of trustees to be between five and fifteen, the exact number to be determined by our board of trustees. The board has fixed the number of trustees at ten. The board may, following the meeting, increase or decrease the size of the board and fill any resulting vacancy or vacancies.

        At the annual meeting of shareholders, three Class I Trustees (Alan H. Ginsburg, Jeffrey A. Gould and Jonathan H. Simon) are standing for election to our board of trustees. Each nominee has been recommended to our board of trustees by the nominating and corporate governance committee for election at the annual meeting and each nominee has been nominated by our board of trustees to stand for election at the annual meeting, to hold office until our 2012 annual meeting and until his successor is elected and qualified. Class II Trustees will be considered for election at our 2010 annual meeting and Class III Trustees will be considered for election at our 2011 annual meeting. Proxies will not be voted for a greater number of persons than the number of nominees named in the proxy statement.

        We expect each nominee to be able to serve if elected. However, if any nominee is unable to serve as a trustee, unless a shareholder withholds authority, the persons named in the proxy card may vote for any substitute nominee proposed by the board of trustees. Each nominee, if elected, will serve until the annual meeting of shareholders to be held in 2012. Each other trustee whose current term will continue after the date of our 2009 annual meeting will serve until the annual meeting of shareholders to be held in 2010 with respect to the Class II Trustees, and 2011 with respect to the Class III Trustees.

        The following table sets forth certain information regarding each nominee for election to the board of trustees:

Nominees For Election As Class I Trustees Whose Term Will Expire in 2012

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Alan H. Ginsburg 70 years	Trustee since December 2006; Chief Executive Officer since 1987 of The CED Companies, a private company which develops, builds and manages multi-family apartment communities.
Jeffrey A. Gould(1) 43 years	Trustee since 1997; President and Chief Executive Officer since January 2002, President and Chief Operating Officer from March 1996 to December 2001; Senior Vice President and director since December 1999 of One Liberty Properties, Inc.; Senior Vice President of Georgetown Partners, Inc., managing general partner of Gould Investors L.P., since 1996.
Jonathan H. Simon 43 years	Trustee since December 2006; President and Chief Executive Officer since 1994 of The Simon Development Group, a private company which owns and manages a diverse portfolio of residential, retail and commercial real estate.

(1)
Jeffrey A. Gould is the son of Fredric H. Gould and the brother of Matthew J. Gould.

Vote Required for Approval of Proposal 1

        The affirmative vote of a plurality of the voting power of shareholders present in person or represented by proxy at the meeting is required for the election of each nominee for trustee.

        THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF CLASS I TRUSTEES. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE ELECTION AS TRUSTEES OF ALAN H. GINSBURG, JEFFREY A. GOULD AND JONATHAN H. SIMON, UNLESS YOU INDICATE THAT YOUR VOTE SHOULD BE WITHHELD.

        The following tables set forth information regarding trustees whose terms will continue after the date of the annual meeting:

Class II Trustees Whose Term Expires in 2010

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Matthew J. Gould(1) 49 years

Trustee since June 2004, a senior vice president since 1993, and a trustee from March 2001 to March 2004; President of Georgetown Partners, Inc., managing general partner of Gould Investors L.P., since March 1996; vice president of REIT Management Corp., advisor to the Trust, since 1986; director and senior vice president of One Liberty Properties, Inc. since 1999 and President of One Liberty Properties from 1989 to 1999.

Louis C. Grassi 53 years	Trustee since June 2003; Managing partner of Grassi & Co. CPAs, P.C. since 1980; Director of Flushing Financial Corp. since 1998.
Jeffrey Rubin 41 years

Trustee since March 2004; since March 2008, President and CEO of The JR Group, which provides consulting services to the electronic payment processing industry; President and director of Newtek Business Services, Inc., a provider of business services and financial products to small and medium sized businesses, from February 1999 to March 2008.

(1)
Matthew A. Gould is the son of Fredric H. Gould and brother of Jeffrey A. Gould.

 Class III Trustees Whose Term Expires in 2011

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Kenneth F. Bernstein 47 years

Trustee since June 2004; President and Chief Executive Officer of Acadia Realty Trust, a real estate investment trust focused primarily on the ownership, acquisition, redevelopment and management of retail properties, since January 2001.

Fredric H. Gould(1) 73 years

Trustee since 1983; Chairman of our Board since 1984; Chairman of the Board of Directors since 1989, Chief Executive Officer from July 2005 to December 2007, and President from July 2005 to December 2006, of One Liberty Properties, Inc.; Chairman of the Board of Georgetown Partners, Inc., managing general partner of Gould Investors L.P., since December 1997 and sole member of Gould General LLC, a general partner of Gould Investors L.P.; President of REIT Management Corp., advisor to the Trust, since 1986; Director of East Group Properties, Inc. since 1998.

Gary Hurand(2) 62 years

Trustee since 1990; President of Dawn Donut Systems, Inc. since 1971; President of Management Diversified,  Inc., a real property management and development company, since 1987; Director of Citizens Republic Bancorp Inc. and predecessor since 1990.

Elie Weiss(2) 36 years

Trustee since December 2007; engaged in real estate development since September 2007; Executive Vice President of Robert Stark Enterprises, Inc., a Cleveland, Ohio based company engaged in the development and management of retail, office and multi-family residential properties from September 1997 to September 2007.

(1)
Fredric H. Gould is the father of Matthew J. Gould and Jeffrey A. Gould.

(2)
Gary Hurand is the father-in-law of Elie Weiss.

BRT REALTY TRUST 2009 INCENTIVE PLAN

(Proposal 2)

General

        The board of trustees has approved the adoption of the BRT Realty Trust 2009 Incentive Plan which, subject to shareholder approval, authorizes the grant of the following equity-based incentives: options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended; non-statutory stock options; and restricted shares. We currently have in place (i) the 1996 Stock Option Plan pursuant to which, as of January 27, 2009, options to purchase 22,500 common shares are outstanding and no further options may be granted, and (ii) the BRT Realty Trust 2003 Incentive Plan, pursuant to which no common shares will be available for grant after the expected issuance on February 2, 2009 of the 118,600 restricted shares awarded on January 9, 2009, and an aggregate of 316,200 unvested restricted shares will be outstanding on February 2, 2009 after such issuance. On January 22, 2009, the closing price of our common shares on the New York Stock Exchange was $4.44 per share. The maximum number of shares with respect to which awards may be granted under the 2009 Incentive Plan shall not exceed 500,000 shares.

        The awarding of restricted shares remains an important component of our compensation structure. Since there will be no additional shares available to be awarded upon the issuance on February 2, 2009 of the remaining 2003 Incentive Plan shares, we propose the authorization of the 2009 Incentive Plan, under which additional shares may be awarded. The purpose of the 2009 Incentive Plan is to promote our success by providing an opportunity to our officers, trustees and selected employees and consultants to share in our growth and prosperity by providing them with an opportunity to increase their ownership of our common shares through grants under the Plan. The board of trustees believes that providing such opportunities assists in the attraction, retention and motivation of qualified officers, trustees, employees and consultants and provides such persons with additional incentive to devote their best efforts to pursue our success. As a result, our board of trustees believes that the adoption of the 2009 Incentive Plan is in our best interests.

        The complete text of the 2009 Incentive Plan is set forth as Exhibit A to this Proxy Statement.

Eligibility

        The 2009 Incentive Plan authorizes the discretionary grant of options intended to qualify as incentive stock options to officers, trustees and employees and the discretionary grant of other types of awards to officers, trustees, employees and consultants. The maximum number of common shares with respect to which options may be granted to any individual under the 2009 Incentive Plan during any calendar year is 40,000 and the maximum number of common shares with respect to which all other awards may be granted to any individual under the Plan during any calendar year is 30,000.

        The 2009 Incentive Plan will remain in effect, subject to the right of the board of trustees to terminate it earlier under certain circumstances, until all common shares subject to the 2009 Incentive Plan have been purchased or acquired pursuant to the provisions of the 2009 Incentive Plan. However, no awards of incentive stock options may be made after ten years from the effective date of the 2009 Incentive Plan.

Administration of the 2009 Incentive Plan

        The 2009 Incentive Plan provides that it is to be administered by the compensation committee of the board of trustees, all of the members of which must be non-employee directors and outside directors under Treasury Regulation Section 162(m) and Section 16b-3 of the Securities Exchange Act of 1933, as amended. The compensation committee has the full power and authority to grant to eligible persons the awards described below and determine the terms and conditions under which awards are made. It also has the full power and discretion, subject to the provisions of the 2009 Incentive Plan, to accelerate the vesting or exercisability of any award and to amend the terms and conditions of any outstanding award. We do not have a formal policy with respect to whether equity compensation should be paid in the form of stock options or restricted stock. However, since the adoption of the 2003 Incentive Plan in 2003, no stock options have been awarded and we have only awarded shares of restricted stock. All restricted stock awards made to date provide for a five-year "cliff" vesting. The compensation committee believes that restricted stock awards with five-year "cliff" vesting provide a strong retention incentive for executives and employees, and better align the interests of our executive officers and employees, with that of our shareholders. If the 2009 Incentive Plan is adopted, the compensation committee will establish the period of time within which options may be exercised and the restriction period for restricted shares granted under the 2009 Incentive Plan.

        The compensation committee may grant incentive stock options, non-statutory stock options and restricted shares or any combination of the foregoing. Common shares will be made available from either our authorized but unissued shares or shares that have been issued but reacquired by us. Common shares that are subject to (i) any award that expires, terminates or is annulled for any reason without having been exercised and (ii) any award of restricted shares that is forfeited prior to becoming vested, will once again be available for grant under the 2009 Incentive Plan.

        The compensation committee also has the power to:

  •
  interpret the 2009 Incentive Plan and related agreements and instruments, and adopt any rules, regulations and guidelines for carrying out the plan that it believes are proper;

  •
  correct any defect or supply any omission or reconcile any inconsistency in the 2009 Incentive Plan or related documents;

  •
  determine the form and terms of the awards made under the 2009 Incentive Plan, including persons eligible to receive awards and the number of shares or other consideration subject to awards; and

  •
  provide that option exercise prices may be paid in cash, by check and by common shares or any combination of the foregoing.

Options

        Stock options entitle the holder to purchase a specified number of common shares at a specified exercise price subject to the terms and conditions of the option grant. The purchase price per share for each incentive stock option is determined by the compensation committee and must be at least 100% of the fair market value per common share on the date of grant. The aggregate fair market value of common shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year cannot exceed $100,000. To the extent that the fair market value of common shares with respect to which incentive stock options become exercisable for the first time during any calendar year exceeds $100,000, the portion in excess of $100,000 will be treated as a non-statutory option. If an optionee owns more than 10% of the total voting power of all classes of shares at the time the optionee is granted an incentive stock option, the option price per share cannot be less than 110% of the fair market value per share on the date of grant and the term of the option cannot exceed five years.

        Non-statutory options may not be granted at an exercise price per share that is less than 85% of the fair market value of one common share on the date of the grant.

Restricted Shares

        Restricted shares are common shares that become vested and that may not be transferred, pledged, assigned or otherwise disposed of prior to the expiration of the restriction period. Common shares covered by awards of restricted shares will be issued at the beginning of the restriction period and the compensation committee shall designate the vesting date or dates for each award of restricted shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such restricted shares. The stock certificate or certificates representing restricted shares will be registered in the name of the holder to whom such restricted shares have been awarded and during the restriction period certificates representing the restricted shares will bear a restrictive legend to the effect that ownership of the restricted shares and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the 2009 Incentive Plan and the applicable agreement entered into between us and the holder. The certificate will remain in our custody or the custody of our designee endorsed in blank so as to permit the retransfer to us of all or any portion of the restricted shares that is forfeited or otherwise does not become vested in accordance with the 2009 Incentive Plan or the applicable agreement.

        The holder of restricted shares will have the right to vote such restricted shares and to receive and retain cash dividends and cash distributions paid or distributed on such restricted shares (whether or not such shares are forfeited in the future) and to exercise all of the rights, powers and privileges of a holder of common shares with respect to such restricted shares, except that unless otherwise determined by the compensation committee and provided in the applicable agreement, the holder will not be entitled to delivery of the stock certificate representing the restricted shares until the restriction period has expired and unless all other vesting requirements with respect thereto have been fulfilled or waived. The holder is entitled to retain any dividend received whether or not such holder's shares are forfeited in the future.

        Any breach of the restrictions, terms or conditions with respect to restricted shares results in the forfeiture of the restricted shares and any retained distributions thereon. Any restricted shares and retained distributions that do not become vested on the vesting date are forfeited to us and the holder will not thereafter have any rights (including dividend and distribution rights) with respect to these shares and distributions.

Awards Generally

        The awards described above may be granted either individually or in combination with each other. Under certain conditions, including death, disability and when a change in control occurs, options will become immediately exercisable and the restrictions on restricted shares will lapse, unless individual agreements provide otherwise, or unless, in the case of a change of control, the compensation committee determines that the awards can equitably and appropriately be exchanged for new awards or assumed.

        If a holder's employment terminates prior to the complete exercise of an option or during the restriction period with respect to restricted shares, then the option becomes exercisable and the restricted shares become vested, in each case to the extent provided in the applicable agreement. In no case, however, unless otherwise determined by the compensation committee and provided in the applicable agreement, (i) may an option be exercised after the earlier of one year after termination or the scheduled expiration date of the option and (ii) may an option be exercised or restricted shares vest, as applicable, upon termination of the holder for cause.

Amendment and Termination of the 2009 Incentive Plan

        No awards may be made under the 2009 Incentive Plan on or after the tenth anniversary of the date the plan becomes effective. The compensation committee may terminate the 2009 Incentive Plan at any time prior to the tenth anniversary of the date the plan becomes effective. The compensation committee may also suspend, discontinue, modify or amend the 2009 Incentive Plan at any time prior to the tenth anniversary of the date the plan becomes effective. However, before the plan can be terminated, amended or modified, where such termination, amendment or modification would adversely affect a participant who has already been granted an award, such participant's consent must be obtained. With the consent of the holder and subject to the terms and conditions of the plan, the compensation committee may amend outstanding agreements with any holder.

Federal Income Tax Consequences of Awards Granted Under the 2009 Incentive Plan

        The following is a summary of the United States Federal Income Tax consequences that generally will arise with respect to awards granted under the 2009 Incentive Plan and with respect to the sale of any common shares acquired under the 2009 Incentive Plan.

  Incentive Stock Options

        In general a participant will not recognize taxable income upon the grant or exercise of any incentive stock option. Instead a participant will recognize taxable income with respect to incentive stock options only upon the sale of common shares acquired through the exercise of an option. The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

        Generally, the tax consequences of selling common shares acquired upon the exercise of an incentive stock option will vary with the length of time that the participant has owned the shares at the time it is sold. If the participant sells shares acquired upon the exercise of an incentive stock option after having owned it for more than two years from the date the option was granted and one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the shares sold over the exercise price.

        If the participant sells common shares acquired upon the exercise of incentive stock options for more than the exercise price prior to having owned it for more than two years from the date the option was granted and one year from the date the option was exercised (a disqualifying disposition), then the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares acquired on the date of exercise (or, if less, the sale price of the shares) and the exercise price and the remaining gain, if any, will be capital gain. The capital gain will be a long-term gain if the participant held the shares for more then one year prior to the date of sale.

        If a participant sells shares of stock acquired upon the exercise of an incentive stock option for less than the exercise price, then the participant will recognize a capital loss in an amount equal to the excess of the exercise price over the sale price of the shares. The capital loss will be a long-term loss if the participant has held the shares for more than one year prior to the date of sale.

  Non-Statutory Stock Options

        As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares acquired through the exercise of the option on the date the option was exercised over the exercise price.

        With respect to any shares acquired upon the exercise of a non-statutory option, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling the shares, a participant will generally recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares and the participant's tax basis in the shares. The capital gain or loss will be a long-term capital gain or loss if the participant has held the shares for more than one year prior to the date of the sale and will be short-term capital gain or loss if the participant held the shares for a shorter period.

  Restricted Shares

        A participant will not recognize taxable income upon the grant of an award of restricted shares unless the participant makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended. If the participant makes a Section 83(b) election within 30 days of the date the restricted shares are granted, then the participant will recognize ordinary compensation income for the year in which the award is granted, in an amount equal to the excess of the fair market value of the shares at the time the award is granted over the purchase price, if any, paid for the shares. If such election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) election, and may take a loss only with respect to the amount actually paid for the shares. If a Section 83(b) election is not made, then the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of such shares at the time of such lapse over the original price paid for such shares, if any. The participant will have a tax basis in the shares acquired equal to the sum of the price paid, if any, and the amount of ordinary compensation income recognized at the time the Section 83(b) election is made or at the time the forfeiture provisions or transfer restriction lapse, as is applicable.

        Upon the disposition of shares acquired pursuant to an award of restricted shares, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares and the participant's tax basis in the shares. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) election is not made, or on the date after the award is granted if the Section 83(b) election is made.

        The foregoing is a summary discussion of certain United States Federal Income Tax Consequences to certain participants under the Internal Revenue Code of 1986, as amended, and should not be construed as legal, tax, or investment advice. All participants should consult their own tax advisers as to the specific tax consequences applicable to them, including federal, state and local tax laws.

  Consequences to Us

        The grant of an award under the 2009 Incentive Plan will have no tax consequences to us other than related to the recognition of business expense deductions described below. Generally, neither the exercise of an incentive stock option acquired under the 2009 Incentive Plan nor the sale of any shares acquired under the 2009 Incentive Plan will have any tax consequences to us. We generally will be entitled to a business expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2009 Incentive Plan, including in connection with an award of restricted shares or as a result of the exercise of a non-statutory stock option or a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code, of 1986, as amended, to the extent applicable. Options and certain other grants under the 2009 Incentive Plan may qualify as qualified performance based compensation and as such would not be subject to the $1 million limitation in that section.

Additional Obligations of the Trust under the Securities Act and Exchange Act

        The 2009 Incentive Plan provides that, for so long as any common shares are registered under the Exchange Act, the Trust shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all common shares that may be issued to holders under the 2009 Incentive Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

New Plan Benefits Table

        The following table sets forth the common shares underlying the awards (i) under the 2003 Incentive Plan, which were awarded on January 9, 2009 and will be issued on February 2, 2009, and (ii) under the 2009 Incentive Plan which, subject to approval of the 2009 Incentive Plan by shareholders, were awarded on January 9, 2009 and will be issued on February 2, 2009 to:

  •
  each of the executive officers named in the Summary Compensation Table;

  •
  all current executive officers as a group;

  •
  all current trustees who are not executive officers as a group; and

  •
  all employees, including all current officers who are not executive officers, as a group.

Name and Position	2003 Incentive Plan Dollar Value ($)(1) Number of Shares(2)		2009 Incentive Plan Dollar Value ($)(1) Number of Shares(2)

Fredric H. Gould	$31,080	7,000	$ 4,440	1,000
Chairman of the Board of Trustees

Jeffrey A. Gould	$31,080	7,000	$ 4,440	1,000
Trustee; President and Chief Executive Officer

Matthew J. Gould	$31,080	7,000	$ 4,440	1,000
Trustee; and Senior Vice President

Mark H. Lundy	$31,080	7,000	$ 4,440	1,000
Senior Vice President

Mitchell Gould	$32,012	7,210	$ 3,508	790
Executive Vice President

George Zweier	$18,648	4,200	—	—
Vice President and Chief Financial Officer

Executive officers (8 persons)	$249,572	56,210	$34,588	7,790

Non-management trustees (7 persons)	$92,240	21,000	—	—

Non-executive officers and employees (46 persons)	$184,038	41,450	—	—

(1)
The value has been computed based upon $4.44 per share, the closing price for our common shares on the New York Stock Exchange on January 22, 2009.

(2)
The awards will be made by delivery of restricted shares. The compensation committee has established a five year vesting period for the restricted shares.

        The affirmative vote of the holders of a majority of our outstanding shares present at the Annual Meeting, in person or by proxy, is required to adopt the BRT Realty Trust 2009 Incentive Plan.

        THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE BRT REALTY TRUST 2009 INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF TRUSTEES WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3)

General

        The audit committee and the board of trustees is seeking ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2009. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        We are not required to have our shareholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We are doing so because we believe it is good corporate practice. If our shareholders do not ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP, but may, after reconsidering, still decide to retain such independent registered public accounting firm. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

        The affirmative vote of the holders of a majority of outstanding common shares present at the meeting, in person or by proxy, is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2009.

        THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS YOU INDICATE THAT YOUR SHARES SHOULD BE VOTED OTHERWISE.

Audit Fees and Other Fees

        The following table presents the fees for professional audit services billed by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended September 30, 2007 and 2008 and the audit of internal control over financial reporting for the years ended September 30, 2007 and 2008 and fees billed for other services rendered to us by Ernst & Young LLP for each of such years:

	Fiscal 2007	Fiscal 2008
Audit fees(1)	$451,030	$483,770
Tax fees(2)	8,600	9,000
All other fees(3)	—	22,500

TOTAL FEES	$459,630	$515,270

    (1)
    Audit fees include fees for the audit of our annual consolidated financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and the annual audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

    (2)
    Tax fees consist of fees for tax advice, tax compliance and tax planning.

    (3)
    Fees related to services rendered in connection with our correspondence to the Securities and Exchange Commission regarding its comments on our Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

        The audit committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy for Audit and Non-Audit Services

        The audit committee pre-approves all audit, tax and non-audit services involving our independent registered public accounting firm.

        In addition to the audit work necessary for us to file required reports under the Securities Exchange Act of 1934, as amended (i.e., quarterly reports on Form 10-Q and the annual report on Form 10-K), our independent registered public accounting firm may perform non-audit services, other than those prohibited by the Sarbanes-Oxley Act of 2002, provided they are pre-approved by the audit committee. The audit committee approved all non-audit services and related fees (which are set forth in the table above) performed by our independent registered public accounting firm in fiscal 2008.

        Our independent registered public accounting firm is prohibited from providing the following types of services:

  •
  bookkeeping or other services related to our accounting records or financial statements;

  •
  financial information systems, design and implementation;

  •
  appraisal or valuation services, fairness opinions or contribution-in kind-reports;

  •
  actuarial services;

  •
  internal outsourcing services;

  •
  management functions or human resources;

  •
  broker or dealer, investment adviser or investment banking services; and

  •
  legal services and expert services related to the audit.

Approval Process

        The audit committee annually reviews and approves the retention of our independent registered public accounting firm for each fiscal year and the audit of our financial statements for such fiscal year, including the fee associated with the audit. In addition, the audit committee approves the provision of tax related and other non-audit services. Any fees for the audit and any fees for non-audit services in excess of those approved by the audit committee must receive the prior approval of the audit committee.

        Proposals for any non-audit services to be performed by our independent registered public accounting firm must be approved by the audit committee in advance at a regularly scheduled meeting, by unanimous consent or at a meeting held by telephone conference.

 REPORT OF THE AUDIT COMMITTEE

        The audit committee is comprised of three independent trustees and operates under a written charter adopted by the committee and the board of trustees. The audit committee reviewed and revised the charter in fiscal 2008. The board of trustees has reviewed Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and the New York Stock Exchange listing standards independence requirements for audit committee members and has determined that each member of the audit committee is "independent," as required by Section 10A(m)(3) and by the listing standards of the New York Stock Exchange.

        The audit committee is appointed by the board of trustees to oversee and monitor, among other things, the financial reporting process, the independence and performance of the independent registered public accounting firm and the Trust's internal controls. It is the responsibility of executive management to prepare the Trust's financial statements in accordance with generally accepted accounting principles, and it is the responsibility of the independent registered public accounting firm to perform an independent audit of the Trust's financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.

        In this context, the audit committee met on four occasions in fiscal 2008 and held discussions with management and the independent registered public accounting firm. Management represented to the audit committee that the fiscal 2008 year end consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The audit committee also reviewed and discussed the Trust's internal control procedures with management, the independent registered public accounting firm and the accounting firm performing the internal audit function on behalf of the company. In addition, the audit committee reviewed the activities of management's disclosure controls and procedures committee and confirmed prior to approving each quarterly filing and the annual filing with the Securities and Exchange Commission that the requisite officers of the Trust were in accord with the certifications required under the Sarbanes-Oxley Act of 2002 and would execute and deliver such certifications. In fiscal 2008, the audit committee reviewed the unaudited quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q with the Securities and Exchange Commission and each earnings press release prior to issuance. The audit committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committee).

        In addition, the audit committee discussed with the independent registered public accounting firm the auditor's independence, and has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the audit committee reviewed and approved the auditors' fees, both for performing audit and non-audit services. The committee also considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the auditor's independence and concluded that it was compatible with maintaining its independence.

        The audit committee was provided with a report by the independent registered public accounting firm that included a description of material issues raised by its most recent "peer review" and any inquiry or investigation by governmental or professional authorities within the past few years respecting one or more independent audits carried out by the independent registered public accounting firm.

        The audit committee meets with the independent registered public accounting firm and the accounting firm performing the internal audit function, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the Trust's financial reporting. In fiscal 2008, the audit committee reviewed and discussed with the independent registered public accounting firm, the accounting firm performing the Trust's internal audit function and management, the Trust's compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding the audit of internal controls over financial reporting.

        Based on the reviews and discussions referred to above, the audit committee recommended that the Trust's audited financial statements for the year ended September 30, 2008 be included in the Trust's Annual Report on Form 10-K for the year ended September 30, 2008 for filing with the Securities and Exchange Commission.

Louis C. Grassi (Chairman) Alan H. Ginsburg Gary Hurand

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

        This compensation discussion and analysis describes our compensation objectives and policies as applied to our named executive officers in fiscal 2008. This discussion and analysis focuses on the information contained in the compensation tables that follow this discussion and analysis. We also describe compensation actions taken historically to the extent it enhances an understanding of our executive compensation disclosure. Our compensation committee oversees our compensation program, recommends the compensation of executive officers employed by us on a full-time basis to our board of trustees for its approval, and reviews, along with our audit committee, the appropriateness of the allocation to us under a shared services agreement of the compensation of executive officers who perform services for us on a part time basis. Another element of our compensation program is the fee paid by us to our advisor, REIT Management Corp., pursuant to an amended and restated advisory agreement, and the related payment by our advisor of compensation to certain of our executive officers, including certain of our named executive officers.

        Historically, we have used the following compensation structure with respect to the compensation paid by us to our executive officers:

  •
  executive officers who devote all, or substantially all, their business time to our affairs are compensated directly by us. The named executive officers who fit into this category are Jeffrey A. Gould, our president and chief executive officer, Mitchell Gould, our executive vice president and George Zweier, our vice president and chief financial officer. These named executive officers are primarily involved in activities related to our basic lending business, including loan originations, loan underwriting, due diligence activities, loan portfolio management, loan workout and enforcement, and financial reporting;

  •
  executive officers who devote their time to us on a part-time basis, whose basic annual compensation (base salary, bonus, if any, and perquisites) is allocated to us under a shared services agreement based upon the estimated time each devotes to us and to the other entities which are parties to the shared services agreement. These executive officers perform services to us related primarily to legal, accounting and tax matters, corporate governance, Securities and Exchange Commission and New York Stock Exchange reporting and other regulatory matters, and consult with our executives and employees in areas involving loan originations, loan workouts, litigation (including foreclosure actions) and capital raising. Mark H. Lundy, a senior vice president, who also serves as our general counsel, is the only named executive officer who is in this category;

  •
  executive officers who devote their time to us on a part-time basis, who receive compensation from our advisor, but do not receive basic annual compensation from us and whose basic annual compensation is not allocated to us under the shared services agreement. We pay a fee to our advisor for the services it performs for us pursuant to an advisory agreement, as amended. The advisor compensates certain of our executive officers, including our named executive officers, for the services they perform for our advisor for our benefit. The advisory agreement was entered into in 1983, and amended and restated effective as of January 1, 2007. The named executive officers who fit into this category are Fredric H. Gould, the chairman of our board, and Matthew J. Gould, a senior vice president. Jeffrey A. Gould and Mark H. Lundy, named executive officers, also receive compensation from our advisor in the form of consulting fees. The services which the advisor performs for us include, among other services, arranging credit lines for us and our joint ventures, interfacing with our lending banks, participating in our loan analysis and approvals (which includes serving on our loan committee), providing investment advice, workout and litigation strategy (including foreclosure actions and borrower bankruptcies), and consulting with our executives and employees in many other aspects of our business. Of the named executive officers who receive compensation from the advisor, Jeffrey A. Gould is the only one who also receives compensation from us and Mark H. Lundy is the only one whose basic annual compensation is allocated to us under the shared services agreement. Neither Fredric H. Gould nor Matthew J. Gould receives basic annual compensation from us or allocates his basic annual compensation to us under the shared services agreement.

Objectives of our Executive Compensation Program

        The objective of our compensation program with respect to executive officers who devote their full-time to our affairs is to ensure that the total compensation paid to such officers is fair and competitive. The compensation committee believes that relying on this principle will permit us to retain and motivate our executive officers. We have historically experienced a low level of employee (including executive) turn-over. In the event that a senior executive officer is added to our staff, the compensation of such officer is negotiated on a case-by-case basis, with the goal being to provide a competitive salary and an equity interest sufficient to motivate the executive and to align his interests with those of our shareholders. With respect to senior executive officers whose compensation is allocated to us under the shared services agreement, it is our objective that each of these executive officers receives compensation which is fair and reasonable for the services they perform on our behalf. In addition, the compensation committee must be satisfied that those executives who devote their time to us on a part-time basis provide us with sufficient time and attention to fully meet our needs and to fully perform their duties on our behalf. The compensation committee is of the opinion that our part-time executive officers are not distracted by their activities on behalf of affiliated entities and performance of activities on behalf of affiliated entities does not adversely affect their ability to perform their duties on our behalf.

        Our compensation committee believes that utilizing part-time executive officers pursuant to the shared services agreement and the advisory agreement enables us to benefit from access to, and the services of, a group of senior executives with experience and knowledge in real estate lending, real estate management, finance, banking, legal, accounting and tax matters that an organization our size could not otherwise afford.

Compensation Setting Process

  Full-time Executive Officers

        To establish compensation for our executive officers in 2008, we began by renewing the annual compensation survey prepared for the National Association of Real Estate Investment Trusts (NAREIT) to understand the base salary, bonus, long-term incentives and total compensation paid by other REIT's to their executive officers to assist us in providing a fair and competitive compensation package to our full-time executive officers. Although there are many companies engaged in real estate lending, there are few companies which engage in the short-term, bridge lending business in which we engage or have a market capitalization comparable to ours. As a result, the NAREIT compensation survey, although helpful, does not provide information which is directly applicable to us. Accordingly, and since we have only ten full-time employees, we determine compensation for our full-time employees, including our executive officers, on a case-by-case basis at the end of our fiscal year. We do not utilize specific performance targets.

        For our full-time executive officers, other than the president and chief executive officer, the recommendations of our president and chief executive officer play a significant role in the compensation-setting process, since the president and chief executive officer is keenly aware of each executive officer's duties and responsibilities and is most qualified to assess the level of each officer's performance in carrying out his duties and responsibilities. The president and chief executive officer, prior to making recommendations to the compensation committee concerning each executive officer's compensation, consults with the chairman of the board and other senior executive officers. During this process, they consider our overall performance for the immediately preceding fiscal year, including, without limitation, net income (including the components thereof) and cash distributions paid to shareholders and in considering base compensation for 2009, bonuses for 2008 (payable in 2009) and restricted share awards in 2009, they also considered an executive's activities and the results obtained in workout and foreclosure activities and in handling property operations and sales after the acquisition of real estate by foreclosure or by deed in lieu of foreclosure. Since executive officers have different primary responsibilities, no performance criteria is given more weight than any other. In considering base compensation for 2009, the president and chief executive officer, chairman of the board and other senior executive officers also assess an individual's performance in such year, which assessment is highly subjective. After this process, the president and chief executive officer proposes to the compensation committee with respect to each full-time executive officer, a base salary for the next year, a bonus applicable to the preceding fiscal year (which is paid in the following year), and the number of shares of restricted stock to be awarded to each individual executive officer. At its annual compensation committee meeting, the compensation committee reviews these recommendations. The compensation committee has discretion to accept, reject or modify the recommendations. The final decision by the compensation committee on compensation matters related to executive officers, other then with respect to the president and chief executive officer, is reported to the board of trustees, which can approve or modify the action of the committee.

        With respect to our president and chief executive officer, after the compensation committee has reviewed the NAREIT compensation survey for any helpful information, and our overall performance for the preceding fiscal year, the chairman of the committee meets with the president and chief executive officer to discuss and review his total compensation, including the compensation he receives from our advisor and from the other parties to the shared services agreement. The compensation committee then determines annual base compensation, and bonus, if any, for the president and chief executive officer and reports its determinations to the board of trustees, which approves or modifies the determinations of the committee. The number of shares of restricted stock to be awarded to him is considered and determined by the committee annually, along with its approval of all restricted stock awards to be made for that year.

  "Part-Time" Executive Officers

        Our chairman of the board is an executive or sole owner of each entity which participates with us in the shared services agreement. In such capacity, our chairman, in consultation with our president and chief executive officer and others, determines the annual base compensation of our part-time executive officers to be paid in the aggregate by one or more of the entities which are parties to the shared services agreement. The annual base compensation, bonus, if any, pension contribution, and perquisites of certain of our part-time executive officers (primarily those engaged in legal and accounting functions) is allocated to us and other parties to the shared services agreement, pursuant to the shared services agreement. The shared services agreement, as approved by our board of trustees, was finalized in January 2002. The compensation committee reviews annually the amount of a part-time executive officers' base annual salary and bonus, if any, that is allocated to us to determine if the allocation is fair and reasonable. The compensation committee may accept, reject or modify such allocations.

        The compensation committee is apprised of the compensation paid to our advisor, but since the compensation we pay the advisor is pursuant to an agreement, as amended, which was approved by our board of trustees, the compensation committee does not review the fairness of any such compensation.

In addition, our compensation committee is apprised of the compensation paid by our advisor and other affiliates to our part-time executive officers.

  Compensation Consultant

        In October, 2008, our compensation committee engaged an independent compensation consultant, FPL Associates L.P., a nationally recognized compensation consulting firm specializing in the real estate industry. FPL Associates L.P. has no relationship with us or any of our affiliates and prior to this engagement has never performed any services on our behalf or on behalf of any of our affiliates. The primary purpose of the engagement was for the compensation consultant to conduct a comprehensive benchmarking analysis for our senior executives, to enable our compensation committee to determine if the compensation of our senior executive officers is fair and reasonable and to assist our compensation committee in making any necessary adjustments to the compensation components. The compensation consultant reviewed the compensation of six of our senior executive officers, including all of our named executive officers other than Fredric H. Gould and Matthew J. Gould. Fredric H. Gould and Matthew J. Gould were not included in the compensation consultant's study since none of their basic compensation (salary or bonus) is paid by or allocated to us.

        Prior to commencing its benchmarking analysis, the compensation consultant and management discussed and agreed upon a methodology to determine comparative peer groups. Based upon such discussions it was determined to use two peer groups as follows:

  •
  The Full-Time Peer Group; to be used for executives who dedicate all, or substantially all, of their business time to our affairs. The companies in this peer group could include public REITs focused on the debt side of the real estate business, debt companies which focus on similar loan size and emphasize senior lending and/or debt investment companies located in New York. The compensation consultant noted in its report to the compensation committee that the specific peer group companies are not a perfect match, due to our unique position among our peers. We are smaller than most of our mortgage peers and our primary business is to provide short-term senior financing secured by real property, whereas many of our peers engaged in mortgage lending and provide junior/mezzanine financing.

  •
  The Shared Peer Group; to be used for executives who dedicate a portion of their business time to our affairs and who also dedicate time to affiliated companies. The companies in this peer group may have similar characteristics as the full time peer group companies and also includes public equity REITs specializing in net leased properties (in view of the fact that one of the more significant companies which participates in the shared services agreement is primarily engaged in owning and operating net leased properties) and public real estate companies comparable in size to us plus our related companies (measured by market capitalization and total capitalization) but that may vary in terms of property focus.

        The peer groups used by the compensation consultant for its benchmarking analysis are as follows:

  •
  Full-Time Peer Group: This peer group consists of 12 public REITs that are comparable to us in terms of primary focus (debt REITs), size and/or geographic location. The compensation consultant also reviewed the market practices of commercial banks typically active in commercial real estate lending, as well as private debt/investment companies, as appropriate. The following are the full-time peer group companies used by the consultant:

Arbor Realty Trust, Inc.	Capital Trust, Inc.
Capital Source Inc.	Dynex Capital, Inc.
Hanover Capital Mortgage Holdings, Inc.	iStar Financial Inc.
MFA Mortgage Investments, Inc.	New York Mortgage Trust, Inc.
NorthStar Realty Financing Corp.	PMC Commercial Trust
RAIT Financial Trust	Redwood Trust, Inc.
  •
  Shared Peer Group: This peer group consists of six public equity REITs and six public debt REITs that are comparable to our company plus our related companies in terms of focus, size and/or geographic location. The compensation consultant also reviewed the market practices of several commercial banks typically active in commercial real estate lending, as well as private debt/investment companies, as appropriate. The following are the shared peer group companies used by the consultant:

CapLease, Inc.	Arbor Realty Trust, Inc.
Cousins Properties Incorporated	CapitalTrust, Inc.
Getty Realty Corp.	iStar Financial Inc.
Lexington Realty Trust	New York Mortgage Trust, Inc.
Urstadt Biddle Properties, Inc.	NorthStar Realty Financing Corp.
W.P. Carey and Co. LLC	RAIT Financial Trust.

        The compensation consultant used the 25th percentile as the market comparison in its conclusions because of our relatively smaller size compared to the peer group. The compensation consultant also used a plus/minus 15% threshold to define "in line" (competitive) with the market. Based on its benchmarking analysis, the compensation consultant advised that in 2008: (i) the compensation paid by us to Jeffrey A. Gould, our president and chief executive officer, is below market (i.e., 25th percentile), and the compensation paid by us to Mitchell Gould, our executive vice president, and George Zweier, our chief financial officer, is competitive with the market, (ii) the compensation of shared senior executives (including Mark H. Lundy, a senior vice president and general counsel) allocated to us is below 25th percentile market practices, (iii) the total compensation paid to Jeffrey A. Gould (including all compensation paid to Jeffrey Gould by affiliated companies), and paid to Mitchell Gould and George Zweier is competitive to the 25th percentile practices, (iv) the total compensation paid to shared senior executives by us and affiliated companies (including Mark H. Lundy) is in line with or above their peers, and (v) the equity awards are a smaller portion of total compensation compared to peers.

Components of Executive Compensation

        The principal elements of our compensation program for executive officers in 2008 were:

  •
  base salary;

  •
  commissions, which is only provided to full-time executive officers and employees primarily involved in loan origination activities;

  •
  annual cash incentive, which is available only to full-time executive officers and is provided in the form of a cash bonus;

  •
  long-term incentive compensation in the form of restricted stock; and

  •
  special benefits and perquisites.

        The special benefits and perquisites which were provided to some, but not all, of our executive officers in 2008, consisted of:

  •
  additional disability insurance;

  •
  long term care insurance; and

  •
  an automobile allowance or payment of automobile maintenance and repairs.

        In determining 2008 compensation, the compensation committee did not have a specific allocation goal between cash and equity-based compensation.

  Base Salary

        Base salary is the basic, least variable form of compensation for the job an executive officer performs and provides each full-time executive officer with a guaranteed monthly income. Base salaries of executive officers compensated by us directly are targeted to be competitive with the salaries paid to executives performing substantially similar functions at other REITs with a market capitalization similar to ours. Any increase in base salary is determined on a case by case basis, is not based upon a structured formula and is based upon, among other considerations (i) our performance in the preceding fiscal year (net income, cash distributions paid to shareholders, stock price performance), (ii) such executive's current base salary, (iii) amounts paid by peer group companies for executive's performing substantially similar functions, (iv) years of service, (v) current job responsibilities and the individual's performance, and (vi) the recommendation of the president and chief executive officer.

        Our chairman of the board, in consultation with our president and chief executive officer and others, determines the annual base salary to be paid to each part-time senior executive officer by all the entities which are parties to the shared services agreement. In setting the annual base salary, the chairman of the board considers primarily the individuals responsibilities to all parties to the shared services agreement, the executive's performance, years of service, the executive's current annual base salary and the performance of the companies which participate in the shared services agreement in the preceding fiscal year. The annual base salary is allocated to the entities which are parties to the shared services agreement, including us, based on the estimated time devoted to each of the entities. The compensation committee reviews on an annual basis, the amounts allocated by the part-time executive officers' to us to determine if they are fair and reasonable. The compensation committee is also apprised of compensation received by our executive officers from our advisor and the other entities which are parties to the shared services agreement. The compensation committee does not review the payments made by us to the advisor since all such payments are made pursuant to the advisory agreement, which was approved by our board of trustees, and does not review the payments made by the advisor to the part-time executive officers.

        Each year the audit committee of the board of trustees reviews the allocation process under the shared services agreement pursuant to which the base salary, bonus, if any, pension contributions and perquisites of our part-time executive officers is allocated to us, to determine if the allocation process was carried out in accordance with the shared services agreement. The compensation committee reviewed the part-time executive officers' compensation allocated to us and taking into consideration the services rendered to us by each such part-time executive officer and the report provided by the compensation consultant, determined that such amounts were fair and reasonable.

  Commissions

        We provide the opportunity for executive officers involved primarily in loan origination activities to earn a commission on each loan we originate. The commission, which is currently an aggregate of 10-basis points of the loans originated, is divided among our full-time executive officers and employees engaged primarily in loan origination activities. The commission is provided to motivate our loan origination group. Mitchell Gould is our only named executive officer who engages primarily in loan origination activities. At its meetings in December 2008 and January 2009 to determine annual base salary for 2009, bonus for 2008 (to be paid in 2009) and restricted stock awards in 2009, upon the recommendation of our president and chief executive officer, the compensation committee adopted a revised commission policy as it believes it is a motivational device that assists in securing our overall objective of enhancing shareholder value. The revised commission policy, which is effective commencing in 2009, provides that one half of the commission payable with respect to loan originations shall be paid when a loan is originated and one-half shall be paid when the loan is fully repaid.

  Bonus

        We provide the opportunity for our full-time executive officers and other full-time employees to earn an annual cash bonus. We provide this opportunity both to reward our personnel for past performance and to motivate and retain talented people. We recognize that annual bonuses are almost universally provided by other companies with which we might compete for talent. Annual cash bonuses for our executive officers (including the three named executive officers who devote all, or substantially all, their business time to our affairs) is determined on a case-by-case basis and is determined subjectively. In arriving at the annual cash bonuses, consideration is given to both an executive's performance and to our performance. Once our compensation committee has approved the annual bonus to be paid to each executive officer, the compensation committee presents its recommendations to the board of trustees for their approval. Based on our present structure and the small number of full-time executive officers, our compensation committee has not established formulas or performance goals to determine cash bonuses for our executive officers.

  Long-term Equity Awards

        We provide the opportunity for our executive officers to receive long-term equity incentive awards. Our long-term equity incentive compensation program is designed to recognize responsibilities, reward performance, motivate future performance, align the interests of our executive officers with our shareholders' and retain our executive officers. The compensation committee reviews long-term equity incentives for all our officers, trustees and employees annually and makes recommendations to our board of trustees for the grant of equity awards. In determining the long-term equity compensation component, the compensation committee considers all relevant factors, including our performance and individual performance. Existing ownership levels are not a factor in award determination.

        We do not have a formal policy with respect to whether equity compensation should be paid in the form of stock options or restricted stock. Prior to 2003, we awarded stock options rather than restricted stock, but in 2003 a determination was made to only award restricted stock. The compensation committee believes restricted stock awards are more effective in achieving our compensation objectives, as restricted stock has a greater retention value. In addition, because fewer shares are normally awarded, it is potentially less dilutive. Executive officers realize value upon the vesting of the restricted stock, with the value potentially increasing if our stock performance increases. Before vesting, cash dividends to shareholders are paid on all outstanding awards of restricted stock as an additional element of compensation.

        All the restricted stock awards made to date contain a five-year "cliff" vesting requirement. The compensation committee believes that restricted stock awards with five-year "cliff" vesting provide a strong retention incentive for executives, and better aligns the interests of our executive officers with our shareholders. We view our capital stock as a valuable asset that should be awarded judiciously. For that reason, it has been our policy that the aggregate equity incentives granted each year to our executive officers, employees, trustees and consultants should be approximately 1/2% of our issued and outstanding common shares. Our compensation consultant has advised our compensation committee that our current dilution is below the median of our peer group and the overhang associated with our incentive compensation plan is near the minimum among our peers. Accordingly, we are recommending to shareholders the establishment of a new plan covering 500,000 common shares and have increased awards being made effective February 2, 2009 from 63,430 common shares awarded effective January 1, 2008 to 126,450 common shares, which is approximately 1% of our issued and outstanding common shares.

        We do not have a formal policy on timing equity compensation grants in connection with the release of material non-public information. Generally our compensation committee recommends and our board of trustees approves the granting of equity awards to be effective on or about January 31st of each year. On January 9, 2009, the compensation committee approved the award of 126,450 shares of restricted stock and set the grant date for our restricted stock incentive awards at February 2, 2009. The aggregate restricted stock authorized for awards by us on February 2, 2009 is approximately 1.09% shares of our issued and outstanding common shares.

Executive Benefits and Perquisites

        We provide our executive officers and our employees with a competitive benefits and perquisites program. We recognize that similar benefits and perquisites are commonly provided at other companies that we might compete with for talent. We review our executive benefits and perquisites program periodically to ensure it remains fair to our executives and employees and supportable to our shareholders. For 2008, the executive benefits and perquisites we provided to executive officers accounted for a small percentage of the compensation provided by us or allocated to us for our executive officers. The executive benefits and perquisites we provided to certain of our full-time executive officers, in addition to the benefits and perquisites we provided to all our full-time employees, consisted of an automobile allowance or payments for automobile maintenance and repairs, payment of the premiums for additional disability insurance and payment of the premiums for long-term care insurance. With respect to our part-time executive officers, the cost of their executive benefits and perquisites, which also consisted of an automobile allowance or payments for automobile maintenance and repairs, the payment of the premiums for additional disability insurance and payment of premiums for long-term care insurance, was allocated among us and other entities pursuant to the shared services agreement.

Severance and Change of Control Agreements

        Neither our executive officers nor our employees have employment or severance agreements with us. They are "at will" employees who serve at the pleasure of our board of trustees.

        Except for provisions for accelerated vesting of awards of our restricted stock in a "change of control" transaction, we do not provide for any change of control protection for our executive officers, trustees or employees. Under the terms of each restricted share awards agreement, accelerated vesting occurs with respect to each person who has been awarded shares if (i) any person, corporation or other entity purchases our shares of stock for cash, securities or other consideration pursuant to a tender offer or an exchange offer, without the prior consent of our board, or (ii) any person, corporation or other entity shall become the "beneficial owner" (as such term is defined in Rule 13-d-3 under the Securities and Exchange Act of 1934, as amended), directly or indirectly of our securities representing 20% or more of the combined voting power of our then outstanding securities ordinarily having the right to vote in the election of trustees, other than in a transaction approved by our board of trustees.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on the deductibility of certain non-cash compensation in excess of $1 million earned by each of the chief executive officer and the four other most highly compensated officers of publicly held companies. In 2008, all compensation paid to our full-time executives was deductible by us. The compensation committee intends to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable. The compensation committee has not adopted a formal policy that requires all compensation paid to the executive officers to be fully deductible.

Analysis

  Base Salary and Bonus

        In accordance with the compensation setting process described above, base salary increases and bonuses were approved as follows for named executive officers who are compensated directly by us:

	2007 Base Salary ($)	2008 Base Salary ($)	2007 Bonus ($)(1)	2008 Bonus ($)(2)	Percentage % Increase (Decrease) of Salary and Bonus Combined

Jeffrey A. Gould	434,929(3)	442,890(3)	60,000	60,000	1.61%

Mitchell Gould	287,966(4)	247,360(4)	35,000	22,000	(16.6)%

George Zweier	146,965	175,124	30,000	20,000	10.3%

(1)
Represents the bonus for 2007 performance which was paid in 2008.

(2)
Represents the bonus for 2008 performance which was (or will be) paid in 2009.

(3)
Jeffrey A. Gould's base salary was set at $440,000 per annum effective January 1, 2006. The reported 2007 base salary is for our fiscal year ended September 30, 2007 and includes a lower annual base salary for the first quarter of the fiscal year and the new base salary for the last three quarters of the fiscal year.

(4)
Mitchell Gould, who is engaged in loan origination activities, receives a commission based on the volume of originations each year. The amounts set forth in the table above include commissions he received of $120,840 in 2007 and $52,072 in 2008.

        In 2008, the base salary and bonus of Jeffrey A. Gould, president and chief executive officer, was maintained at the level fixed on January 1, 2006. Although the compensation committee was satisfied with his performance as chief executive officer, particularly his handling of the problems which evolved as a result of the credit and real estate crisis (which commenced in later part of fiscal 2007 and accelerated in fiscal 2008), our overall performance in fiscal 2008 was given more weight than his performance in setting his 2008 base salary and bonus. The base salary of Mitchell Gould in 2008, as compared to 2007 (excluding the commissions paid to Mitchell Gould), was increased based on our performance in 2007 in the origination area and his overall performance as executive vice president but his bonus in 2008 was reduced by 27% because of our overall performance in 2008. However, Mitchell Gould's overall base salary, including commissions, decreased by 16.6% year-over-year due to the reduced commissions, as the credit and real estate crisis in 2008 resulted in a substantial decrease in loan originations. The base salary of George Zweier, our chief financial officer, was increased in 2008 to recognize increased responsibilities and his individual performance, but in viewing our overall performance in fiscal 2008, his bonus in 2008 was reduced by 33%.

        Mark H. Lundy serves as our senior vice president and general counsel. As such, he is responsible for legal matters relating to loan origination and lending documentation, foreclosure activities, bankruptcy claims and issues, credit line documentation and other agreements entered into by us. In addition, he reviews our filings under the Securities Exchange Act of 1934, as amended, and our public disclosures. The compensation committee determined that based on the value of his services on our behalf, the compensation of Mr. Lundy which is allocated to us was fair and reasonable.

        The base salary and bonus of Jeffrey A. Gould, our president and chief executive officer in 2008 is 260% greater than the compensation of Mitchell Gould, our executive vice president, and 295% greater than the compensation of George Zweier, our chief financial officer. We have not adopted a policy with regard to the relationship of compensation among named executive officers or other employees. The compensation committee reviewed the differential in compensation between Jeffrey A. Gould and Mitchell Gould and George Zweier and concluded that the differential was appropriate. Both Mitchell Gould and George Zweier have responsibilities primarily related to a specific activity, whereas Jeffrey A. Gould's responsibilities cover all our business activities including, among other things, generating new business, loan originations, negotiating joint venture agreements, loan enforcement, capital raising, review of all filings under the Securities Exchange Act of 1934, as amended, review of all public announcements and other investor relations matters.

  Long-term Equity Awards

        We believe that our long-term equity compensation program, using restricted stock awards with five-year, cliff vesting provides motivation for our executives and is a beneficial retention tool. We are mindful of the potential dilution and compensation cost associated with awarding shares of restricted stock. Our policy remains to limit dilution and compensation costs, and we are mindful of the findings of our compensation consultant to the effect that in the aggregate we award shares within the competitive range but less than our peer group. Accordingly, the award which will be made on February 2, 2009 will be 126,450 common shares, of which 7,790 is subject to approval by our shareholders of our proposed 2009 incentive plan. In the past five years, we have awarded an average of 43,247 shares each year, representing an average of 0.43% per annum of our outstanding shares.

        We intend to continue to award restricted stock as we believe (1) restricted stock awards align management's interests and goals with stockholders interests and goals and (2) it is an excellent motivator and employee retention tool.

  Advisor Fees

        Fees paid to our advisor under the advisory agreement, as amended, are based on a percentage of our assets and a portion of our loan origination fees. Our main assets are real estate loans and real estate acquired in foreclosure or deed in lieu of foreclosure, which generates interest and fee income and rental income. Fredric H. Gould, chairman of our board, is the sole shareholder of our advisor. The advisory agreement was renegotiated between the independent trustees and management in November and December 2006 and amended effective January 1, 2007. At that time, there were four years remaining on the term of the existing agreement. The two basic changes made in the amended agreement were (i) a reduction of the percentage of assets on which the fee is based from 1% (in most instances) to 6/10 of 1% and (ii) a change in the origination fee payments to the advisor by our borrowers from 1% to 1/2 of 1%, with the proviso that no origination fee is to be paid to the advisor unless we receive an origination fee of at least 1%.

        Since the fee paid by us to the advisor under the advisory agreement is based on an agreement which was approved by our board of trustees, the compensation committee does not review the fee nor the determinations made by Fredric H. Gould as to the payment of compensation by the advisor to any of our senior executive officers.

        In addition to the compensation paid by the advisor to four of our named executive officers (which such compensation is set forth in our Summary Compensation Table), such named executive officers also receive compensation from other private service companies which are wholly owned by Fredric H. Gould. The compensation committee is advised of all such payments. Nevertheless, the compensation committee has determined that if the compensation paid by us to our executive officers is fair and reasonable, then the amounts paid to them by the private services companies should not be considered as a factor in the determination of compensation relating to such executive's performance for us as long as these persons are satisfactorily performing their duties on our behalf. The compensation committee has determined that all persons who receive compensation from us and also from the private service companies satisfactorily performed their duties on our behalf.

  Equity Compensation Policies

        We do not have any policy regarding ownership requirements for officers or trustees. In view of the fact that all of our officers and trustees own our common shares (and many of our officers hold a significant number of common shares), we do not believe there is a need to adopt a policy regarding ownership of our common shares by officers and trustees.

  Perquisites

        The perquisites we provide to our executive officers, which are in addition to the benefits we provide to all our employees, account for a small percentage of the compensation paid by us to or allocated to us for our executive officers. We believe that such perquisites are competitive and appropriate.

  Severance and Change of Control Agreements

        Except for provisions for accelerated vesting of awards of our restricted stock in a "change of control" transaction, we do not provide for any severance, termination or change of control payment or protection to our officers, trustees or employees. Accordingly, upon a change of control, the restricted stock issued to our officers, trustees, employees and consultants would automatically vest. This is the only automatic compensation benefit our officers would receive in a change of control transaction. In the event that a change of control occurred as of September 30, 2008, the restricted stock held by our named executives officers would have automatically vested and the value of each such officer's restricted stock, based upon the closing price of our stock on September 30, 2008, would have been as follows:

Name	Number of Shares of Unvested Restricted Stock Held as of September 31, 2008	Value of Outstanding Shares of Unvested Restricted Stock Upon a Change of Control at September 31, 2008 ($)(1)

Jeffrey A. Gould	14,720	$126,445

George Zweier	5,500	$47,245

Mitchell Gould	10,350	$88,907

Fredric H. Gould.	14,720	$126,445

Matthew J. Gould	14,720	$126,445

Mark H. Lundy	14,720	$126,445

(1)
The per share closing price on the New York Stock Exchange for our common shares on September 30, 2008 was $8.59.

Summary Compensation Table

        The following summary compensation table discloses the compensation paid and accrued for services rendered in all capacities to us during the 2008 and 2007 fiscal years for our chief executive officer, chief financial officer and the four other most highly compensated executive officers other than our chief executive officer and chief financial officer:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Jeffrey A. Gould,	2008	442,890	60,000	66,654	390,098(4)	956,313
President and Chief Executive Officer	2007	434,929	60,000	55,943	537,776(4)	1,088,648

George Zweier,	2008	175,134	30,000	23,718	52,482(5)	281,334
Vice President and Chief Financial Officer	2007	146,965	30,000	17,568	41,960(5)	236,493

Mitchell Gould,	2008	247,360	35,000	44,186	77,023(6)	398,686
Executive Vice President	2007	287,966	25,000	33,059	58,125(6)	404,150

Fredric H. Gould,	2008	—	—	66,654	551,746(7)	618,400
Chairman of the Board	2007	—	—	55,943	782,069(7)	838,012

Matthew J. Gould,	2008	—	—	66,654	424,358(8)	491,012
Senior Vice President	2007	—	—	55,943	499,092(8)	555,035

Mark H. Lundy,	2008	181,020	—	66,524	296,442(9)	542,533
Senior Vice President	2007	146,724	—	55,943	430,800(9)	633,467

(1)
The salary and bonus for each of Jeffrey A. Gould, George Zweier and Mitchell Gould was paid directly by us. The salary of Mitchell Gould includes commissions based on loan originations of $52,072 and $120,840 in 2008 and 2007, respectively. Fredric H. Gould and Matthew J. Gould do not receive any salary or bonus from us and none of their annual compensation is allocated to us pursuant to the shared services agreement among us and entities which share facilities and personnel in common with us. Mark H. Lundy does not receive salary or bonus directly from us. He receives an annual salary and bonus from Gould Investors L.P. and related companies and his salary and bonus is allocated to us pursuant to the shared services agreement. The salary of Mark H. Lundy that is allocated to us is set forth in the above Summary Compensation Table. Reference is made to the caption "Certain Relationships and Related Transactions" for a discussion of additional compensation paid to Jeffrey A. Gould, Fredric H. Gould, Matthew J. Gould and Mark H. Lundy by entities owned by Fredric H. Gould.

(2)
Represents the dollar amounts expensed for financial reporting purposes for the years ended September 30, 2008 and 2007 in accordance with SFAS 123(R). See Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended September 30, 2008 for a discussion of restricted stock awards.

(3)
We maintain a tax qualified defined contribution plan for our officers and employees, and entities which are parties with us to a shared services agreement (including Gould Investors L.P.) maintain substantially similar defined contribution plans for their officers and employees. We make an annual contribution to the plan for each officer and employee whose base salary is paid directly by us (and entities which are parties to the shared services agreement make annual contributions to its plan for each of its officers and employees) equal to 15% of such person's annual earnings, not to exceed $34,500 in 2008 and $33,563 in 2007 for any person. With respect to Jeffrey A. Gould, Fredric H. Gould, Matthew J. Gould and Mark H. Lundy, the total amount set forth in the column "All Other Compensation" also includes compensation paid to them in fiscal 2008 and fiscal 2007 by our advisor, REIT Management Corp. See footnotes (4), (7), (8) and (9) below. REIT Management Corp. is wholly owned by Fredric H. Gould.

(4)
Includes dividends of $47,391 and $30,267 paid to Jeffrey A. Gould in 2008 and 2007, respectively, on restricted stock awarded to him, compensation of $286,310 and $453,420 paid to him directly and indirectly in 2008 and 2007, respectively, by REIT Management Corp., and our contribution of $34,313 and $33,563 paid for his benefit to our defined contribution plan in 2008 and 2007, respectively. Also includes perquisites totaling $22,084 and $20,516 in 2008 and 2007, respectively, of which $14,764 in 2008 and $13,808 in 2007 represents an automobile allowance, $4,335 in 2008 and $3,973 in 2007 represents a premium paid for additional disability insurance and $2,985 in 2008 and $2,735 in 2007 represents a premium paid for long-term care insurance.

(5)
Includes dividends of $17,173 and $9,378 paid to George Zweier in 2008 and 2007, respectively, on restricted stock awarded to him and our contribution of $30,770 and $26,545 in 2008 and 2007, respectively, paid for his benefit to our defined contribution plan. Also includes an automobile allowance of $4,539 in 2008 and $6,037 in 2007.

(6)
Includes dividends of $31,777 and $17,094 paid to Mitchell Gould in 2008 and 2007, respectively, on restricted stock awarded to him and our contribution of $34,313 and $33,563 paid for his benefit in 2008 and 2007, respectively, to our defined contribution plan. Also includes an automobile allowance of $6,050 in 2008 and $7,648 in 2007.

(7)
Includes dividends of $47,391 and $30,267 paid to Fredric H. Gould in 2008 and 2007, respectively, on restricted stock awarded to him, compensation of $445,740 and $718,329 paid to him by REIT Management Corp. in 2008 and 2007, respectively, and our contribution of $34,313 in 2008 and $33,563 in 2007 paid for his benefit by REIT Management Corp. to its defined contribution plan. Also includes perquisites totaling $24,302 in 2008 and $22,666 in 2007 paid for his benefit by REIT Management Corp.

(8)
Includes dividends of $47,391 and $30,267 paid to Matthew J. Gould in 2008 and 2007, respectively, on restricted stock awards to him and compensation of $376,967 in 2008 and $468,825 in 2007 paid to him by REIT Management Corp.

(9)
Includes dividends of $47,391 and $30,267 paid to Mark H. Lundy in 2008 and 2007, respectively, on restricted stock awarded to him and compensation of $228,070 in 2008 and $383,060 in 2007 paid to him by REIT Management Corp. Also includes perquisites of $20,981 in 2008 and $17,473 in 2007, representing an allocation pursuant to the shared services agreement of the expense incurred by Gould Investors L.P. for its contribution of $34,313 in 2008 and $33,563 in 2007 for his benefit to the Gould Investors L.P. defined contribution plan and $8,197 and $6,853 in 2008 and 2007, respectively, representing an allocation of expenses incurred by Gould Investors L.P. for additional disability insurance, long-term care insurance, an education benefit (in 2008) and an automobile allowance.

Grant of Plan-Based Awards

        The following table discloses the grants of plan-based awards during the 2008 fiscal year for our chief executive officer, chief financial officer and the four other most highly compensated executive officers other than our chief executive officer and chief financial officer:

Estimated Future Payouts Under Equity Incentive Plan Awards
		Committee Action Date				Grant Date Fair Value of Stock Awards $(2)
Name	Grant Date		Threshold (#)	Target (#)(1)	Maximum (#)

Jeffrey A. Gould, President and Chief Executive Officer	1/31/08 1/31/07	12/10/07 12/12/06	— —	4,000 2,800	— —	62,760 79,940

George Zweier, Vice President and Chief Financial Officer	1/31/08 1/31/07	12/10/07 12/12/06	— —	2,000 1,500	— —	31,380 42,825

Mitchell Gould, Executive Vice President	1/31/08 1/31/07	12/10/07 12/12/06	— —	3,500 2,500	— —	54,915 71,375

Fredric H. Gould, Chairman of the Board	1/31/08 1/31/07	12/10/07 12/12/06	— —	4,000 2,800	— —	62,760 79,940

Matthew J. Gould, Senior Vice President	1/31/08 1/31/07	12/10/07 12/12/06	— —	4,000 2,800	— —	62,760 79,940

Mark H. Lundy, Senior Vice President	1/31/08 1/31/07	12/10/07 12/12/06	— —	4,000 2,800	— —	62,760 79,940

(1)
This column represents the grant in 2008 and 2007 of restricted shares to each of our named executive officers. These shares of restricted stock vest five years from the grant date, and any dividends we may pay to our shareholders are also paid to holders of our restricted stock at the same dividend rate.

(2)
Shown is the aggregate grant date fair value computed in accordance with SFAS 123(R) for restricted stock awards in 2008 and 2007. By contrast, the amount shown for restricted stock awards in the Summary Compensation Table is the amount expensed by us for financial statement purposes for all restricted awards granted to the named executive officers which have not vested.

Outstanding Equity Awards at Fiscal Year-End

        The following table discloses the outstanding equity awards at September 30, 2008 for our chief executive officer, chief financial officer and the four other most highly compensated executive officers other than our chief executive officer and chief financial officer:

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Jeffrey A. Gould, Chief Executive Officer	—	—	—	—	14,720(1)	126,445

George Zweier,
Vice President and Chief	2,500	—	7.75	12/10/2010
Financial Officer	5,000	—	10.45	12/09/2011	5,500(2)	47,245

Mitchell Gould, Executive Vice President	—	—	—	—	10,350(3)	88,907

Fredric H. Gould, Chairman of the Board	—	—	—	—	14,720(1)	126,445

Matthew J. Gould, Senior Vice President	—	—	—	—	14,720(1)	126,445

Mark H. Lundy, Senior Vice President	—	—	—	—	14,720(1)	126,445

(1)
On February 10, 2004, January 31, 2005, January 31, 2006, January 31, 2007 and January 31, 2008, we awarded 2,220, 2,900, 2,800, 2,800, and 4,000 restricted shares, respectively. Each share vests five year after the award date.

(2)
On February 10, 2004, January 31, 2005, January 31, 2006, January 31, 2007 and January 31, 2008, we awarded 400, 600, 1,000, 1,500, and 2,000 restricted shares, respectively. Each share vests five years after the award date.

(3)
On February 10, 2004, January 31, 2005, January 31, 2006, January 31, 2007 and January 31, 2008, we awarded 750, 1,000, 2,500, 2,500, and 3,500 restricted shares, respectively. Each share vests five years after the award date.

Option Exercises and Stock Vested

        The following table discloses options exercised and stock vested during the 2008 fiscal year for our chief executive officer, chief financial officer and the four other most highly compensated executive officers other than our chief executive officer and chief financial officer:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jeffrey A. Gould, Chief Executive Officer	—	—	2,350	38,305

George Zweier, Vice President and Chief Financial Officer	1,250	18,725	700	11,410

Mitchell Gould, Executive Vice President	—	—	750	12,225

Fredric H. Gould, Chairman of the Board	—	—	2,350	38,305

Matthew J. Gould, Senior Vice President	—	—	2,350	38,305

Mark H. Lundy, Vice President	—	—	2,350	38,305

Pension Benefits

        Since the only pension benefit plan we maintain is a tax qualified defined contribution plan, a Pension Benefits Table is not provided. Contributions to the defined contribution plan for Jeffrey A. Gould, George Zweier and Mitchell Gould are included in the Summary Compensation Table and the amount allocated to us pursuant to a shared services agreement for the pension benefits contributed by Gould Investors L.P. to its defined contribution plan for the benefit of Mark H. Lundy is also included in the Summary Compensation Table. We do not make any contribution to our defined contribution plan for the benefit of Fredric H. Gould or Matthew J. Gould and no amount is allocated to us for any contributions made to any other entity's defined contribution plan on behalf of Fredric H. Gould and Matthew J. Gould.

        We have adopted a tax qualified defined contribution pension plan covering all our employees. The pension plan is administered by Fredric H. Gould, Simeon Brinberg and David W. Kalish (Messrs. Brinberg and Kalish are non-trustee officers of BRT). Annual contributions are based on 15% of an employee's annual earnings (including any cash bonus), not to exceed $34,313 per employee in fiscal 2008. Partial vesting commences two years after employment, increasing annually until full vesting is achieved at the completion of six years of employment. The method of payment of benefits to participants upon retirement is determined solely by the participant, who may elect a lump sum payment, the purchase of an annuity or a rollover into an individual retirement account, the amount of which is based on the amount of contributions and the results of the plan's investments.

        For the year ended September 30, 2008, $34,313 was contributed for the benefit of Jeffrey A. Gould, with 21 years of credited service, $30,770 was contributed for the benefit of George Zweier, with ten years of credited service, and $34,313 was contributed for the benefit of Mitchell Gould, with ten years of credited service. The aggregate amount accumulated to date for Jeffrey A. Gould, George Zweier and Mitchell Gould is $1,207,688, $260,443 and $359,991, respectively.

Non-Qualified Deferred Compensation

        We do not provide any non-qualified deferred compensation to our executive officers.

REPORT OF THE COMPENSATION COMMITTEE

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommended to the Board of Trustees, that the Compensation Discussion and Analysis be included in this proxy statement.

                      The Compensation Committee
                      Jeffrey Rubin (Chairman)
                      Alan Ginsburg
                      Jonathan H. Simon

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Introduction

        Fredric H. Gould, chairman of our board of trustees, is chairman of the board of directors and chief executive officer of One Liberty Properties, Inc., a real estate investment trust listed on the New York Stock Exchange that is engaged in the ownership of a diversified portfolio of income-producing real properties that are net leased to tenants, generally under long-term leases. He is also chairman of the board of directors and sole stockholder of the managing general partner of Gould Investors L.P., a limited partnership that owns and operates a diversified portfolio of real estate and invests in other companies active in the real estate and finance industries, and he is the sole member of a limited liability company which is the other general partner of Gould Investors L.P. Gould Investors L.P. owns approximately 19% of our outstanding common shares. In addition, Mr. Gould is an officer and sole shareholder of REIT Management Corp., our advisor.

        Jeffrey A. Gould, a trustee and our president and chief executive officer, is a senior vice president and director of One Liberty Properties, Inc. and a vice president of the managing general partner of Gould Investors L.P. Matthew J. Gould, a trustee and one of our senior vice presidents, is a senior vice president and director of One Liberty Properties, Inc., and president of the managing general partner of Gould Investors L.P. He is also an executive officer of REIT Management Corp. and of Majestic Property Management Corp. In addition, David W. Kalish, Simeon Brinberg, Mark H. Lundy and Israel Rosenzweig, each of whom is an executive officer of our company, are executive officers of One Liberty Properties, Inc. and of the corporate managing general partner of Gould Investors L.P. Mark H. Lundy also is an officer of Majestic Property Management Corp.

Related Party Transactions

        We and certain related entities, including Gould Investors L.P., One Liberty Properties, Inc., Majestic Property Management Corp. and REIT Management Corp. occupy common office space and share certain services and personnel in common. In fiscal 2008, we reimbursed Gould Investors L.P. $907,000 for common general and administrative expenses, including rent, telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services. This amount includes $81,000 contributed to the annual rent of $420,000 paid by Gould Investors L.P., One Liberty Properties, Inc. and related entities to a subsidiary of Gould Investors L.P. which owns the building in which the offices of these entities are located, and an aggregate of $440,000 allocated to us for services performed by certain executive officers who are engaged by us on a part-time basis, including the amounts allocated for the salary and benefits of Mark H. Lundy as set forth in the "Summary Compensation Table" and $154,109 and $138,940 allocated for the salaries of Simeon Brinberg and David W. Kalish, respectively. The allocation of general and administrative expenses is computed in accordance with a shared services agreement, and is based on the estimated time devoted by executive, administrative and clerical personnel to the affairs of each participating entity to the shared services agreement. The services of secretarial personnel generally is allocated on the same basis as that of the executive to whom each secretary is assigned. The amount of general and administrative expenses allocated to us, represents approximately 26.7% of the total expenses allocated to all entities which are parties to the shared services agreement. We also lease under a direct lease with a subsidiary of Gould Investors L.P. approximately 1,800 square feet of office space at an annual rental of $58,000, which is a competitive rent for comparable office space in the area in which the building is located.

        We are party to an advisory agreement between us and REIT Management Corp., a company wholly-owned by Fredric H. Gould. Pursuant to the advisory agreement, REIT Management Corp. furnishes advisory and administrative services with respect to our business, including, without limitation, arranging credit lines, interfacing with our lending banks, participating in our loan analyses and approvals, providing investment advice, providing assistance with building inspections, construction supervision, and workout and litigation and foreclosure action support. Pursuant to the advisory agreement, as amended, effective January 1, 2007, REIT Management Corp. receives an annual fee of 6/10 of 1% of our invested assets and our borrowers pay a fee to REIT Management Corp., upon funding a loan commitment, of 1/2 of 1% of the total commitment amount, provided that we have received at least a loan commitment fee of 1% from the borrower in any such transaction and any loan commitment fee in excess of 1 1/2% is to be paid to us. The annual fee to REIT Management Corp. includes non-accruing mortgages receivable, to the extent it exceeds allowances for loan losses. In addition to the advisory agreement, as amended, a joint venture arrangement with CIT Capital USA, Inc., entered into in November 2006, provides that any loan origination fee paid by a borrower on a loan originated by the joint venture in excess of 2% of the principal amount of the loan, but not exceeding 3% of the principal amount of the loan, will be paid to REIT Management Corp. Borrowers also may pay an inspection fee to REIT Management Corp. for building inspections relating to loan originations and to construction loan fundings. The term of the advisory agreement, as amended, will expire on December 31, 2010. In fiscal 2008, we paid a fee under the advisory agreement, as amended, to REIT Management Corp. of $1,730,000 and our borrowers paid fees to REIT Management Corp. of $223,000.

        All of the outstanding shares of REIT Management Corp. are owned by Fredric H. Gould. Fredric H. Gould and Matthew J. Gould are executive officers of REIT Management Corp. The total compensation they each received from REIT Management Corp. in fiscal 2008 is set forth in the Summary Compensation Table and the notes to the table, and the compensation received in fiscal 2008 by Jeffrey A. Gould and Mark H. Lundy from REIT Management Corp. is also set forth in the Summary Compensation Table and the notes to the table. Simeon Brinberg, David W. Kalish and Israel Rosenzweig, also executive officers of our company, received compensation from REIT Management Corp. in fiscal 2008 of $93,525, $163,955 and $223,655, respectively.

        Majestic Property Management Corp., a company which is wholly-owned by Fredric H. Gould, provides real property management services and construction supervisory fees, real estate brokerage, mortgage brokerage and construction supervision services for affiliated entities, as well as companies that are non-affiliated entities. In fiscal 2008, we paid Majestic Property Management Corp. fees for management and construction supervisory services totaling $106,797 and our borrowers paid an aggregate of $5,000 to Majestic Property Management Corp. for building inspections relating to loan originations and construction loan fundings, representing, in the aggregate, less than 1% of the fiscal 2008 revenues of Majestic Property Management Corp. In addition, in fiscal 2008, eight unconsolidated joint ventures, in which we own a 50% joint venture interest, paid Majestic Property Management Corp. for management services and brokerage commissions, a total $32,754, representing less than 1% of the fiscal 2008 revenues of Majestic Property Management Corp. Fredric H. Gould received compensation from Majestic Property Management Corp. of $207,083 in fiscal 2008, and the following executive officers of ours (some of whom are officers of Majestic Property Management Corp.) received compensation from Majestic Property Management Corp. in fiscal 2008 as follows: Jeffrey A. Gould, $269,761; Matthew J. Gould, $298,511; Simeon Brinberg, $64,162; David W. Kalish, $147,984; Mark H. Lundy, $224,373; and Israel Rosenzweig, $293,646. None of this compensation is included in the compensation set forth in our Summary Compensation Table. The real property management services provided by Majestic Property Management Corp. to us and our joint ventures include, among other things, rent billing and collection, leasing (including compliance with regulatory statutes and rules; i.e., New York City rent control and rent stabilization rules) and construction supervision of property improvements, maintenance and repairs related to foreclosed properties.

        The fees paid by us to REIT Management Corp. and Majestic Property Management Corp. and the expenses reimbursed to Gould Investors L.P. under the shared services agreement were reviewed by our audit committee and non-management trustees. The fees paid to REIT Management Corp. are paid pursuant to the advisory agreement, which was revised and amended effective January 1, 2007, after review by our independent trustees. The expenses reimbursed to Gould Investors L.P. are reimbursed pursuant to the shared services agreement. The fees to Majestic Property Management Corp. are based on fees which would have been charged by unaffiliated persons for comparable services. Jeffrey A. Gould, Fredric H. Gould, Matthew J. Gould, Mark H. Lundy, Simeon Brinberg, David W. Kalish and Israel Rosenzweig also receive compensation from other entities wholly-owned by Fredric H. Gould and parties to the shared services agreement, none of which provided services to us in fiscal 2008.

        Effective January 1, 2007, we, Gould Investors L.P., One Liberty Properties and Fredric H. Gould (personally) purchased from Citation Shares Sales, Inc., a fractional 6.25% interest in an airplane. We purchased our fractional interest in order to facilitate property site inspections by our officers, employees and loan underwriters. We purchased 40% of the 6.25% of interest for $172,000 (depreciable over five years), representing our pro rata share of the total purchase price and agreed to pay our pro rata share of the operating costs. The management agreement for the airplane with Citation Sales Shares Inc. is for a period of five years and provides for the monthly operating costs to be adjusted annually, based upon a fixed schedule set forth in the agreement. Georgetown Partners, Inc., managing general partner of Gould Investors L.P., acting as nominee for the purchasers executed the purchase agreement and "management agreement." We are allotted our pro rata share of 250 hours of usage under the purchase agreement for the five years of the agreement. The airplane (or any substitute airplane used pursuant to the terms of the agreement) is used by us for business purposes only. All payments made by us in this transaction are made directly to the seller of the aircraft and the manager, both unrelated parties. At the conclusion of each year, the parties which purchased the fractional interest and pay a pro rata share of operating expenses, "true up" operating expenses, if any participant uses hours in excess of those allotted to it. The purchasers of the 6.25% fractional interest, as a group, have the right to reconvey the interest to the seller at any time, twelve months subsequent to the date that title to the aircraft was acquired, at a price equal to the fair market value of the interest, determined by negotiation and if the parties cannot agree on a price, then independent third party appraisals are to be performed. In fiscal 2008, we incurred net maintenance charges of $61,516 (after reimbursement to us of $25,493 after completion of the "true up" process) and expensed depreciation of $35,764 with respect to the fractional interest.

Policies and Procedures

        Our code of business conduct and ethics provides in the "Conflicts of Interest" section that our board of trustees is aware of certain transactions between us and affiliated entities, including the sharing of services pursuant to the terms of a shared services agreement and the provision of services by affiliated entities to us. The provision states that the board has determined that the services provided by affiliated entities to us are beneficial and that we may enter into a contract or transaction with an affiliated entity provided that any such transaction is approved by the audit committee which is satisfied that the fees, charges and other payments made to the affiliated entities are at no greater cost or expense to us then would be incurred if we were to obtain substantially the same services from unrelated and unaffiliated entities. The term "affiliated entities" is defined in the code of business conduct and ethics as all parties to the shared services agreement and other entities in which our officers and trustees have an interest.

        Our audit committee is advised of related party transactions which occurred in the prior quarter at each quarterly meeting, reviews the facts of the transactions and either approves/ratifies or disapproves the transactions. If a transaction relates to a member of our audit committee, such member does not participate in the audit committee's deliberations. Our audit committee presents the facts of all related party transactions to our board of trustees on an annual basis. Our board of trustees then reviews the transactions and a majority of our independent trustees must approve/ratify or disapprove such related party transactions.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, trustees and persons who beneficially own more than 10% of our common shares to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, trustees and greater than 10% beneficial owners are required by the rules and regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended, to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of copies of these reports filed with the SEC, we believe none of our trustees, executive officers and greater than 10% beneficial owners have failed to file on a timely basis reports required by Section 16(a) during fiscal 2008, except for a Form 4 filed on December 7, 2007 for Gary Hurand (a trustee) advising of a purchase (unbeknownst to him) of 1,000 shares by a trust on September 27, 2007 in which Mr. Hurand is a trustee.

 SUBMISSION OF SHAREHOLDER PROPOSALS

        Our annual meeting of shareholders for the year ending September 30, 2009 is scheduled to be held in March 2010. In order to have any proposal presented by a shareholder at the meeting included in the proxy statement and form of proxy relating to the 2010 meeting, the proposal must be received by us no later than September 30, 2009.

        For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead intended to be presented directly at the 2010 annual meeting of shareholders, rules and regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended, permit us to exercise discretionary authority to the extent conferred by proxy if we:

  •
  receive notice of the proposal before December 15, 2009 and advise shareholders in the 2010 proxy statement of the nature of the proposal and how management intends to vote on such matter, or

  •
  do not receive notice of the proposal before December 15, 2009.

OTHER MATTERS

        As of the date of this proxy statement, we do not know of any matter other than those stated in this proxy statement which are to be presented at the annual meeting of shareholders. If any other matter should properly come before the meeting, the persons named in the proxy card will vote the common shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By order of the Board of Trustees
Simeon Brinberg, Secretary

Exhibit A

BRT REALTY TRUST

2009 INCENTIVE PLAN

1. Purpose.

        The purpose of the BRT Realty Trust 2009 Incentive Plan is to advance the interests and promote the success of BRT Realty Trust by providing an opportunity to officers, trustees, selected employees, and consultants of the Trust to purchase shares of beneficial interest $3.00 par value, of the Trust and/or to receive stock awards provided for in the Plan. By encouraging such share ownership, the Trust seeks to attract, retain and motivate officers, trustees, employees and consultants of experience and ability. It is intended that this purpose will be effected by the granting of the following share-based incentives: (a) Non-statutory Stock Options; (b) Incentive Stock Options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended; and (c) Restricted Shares.

2. Definitions.

        Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural).

        "Affiliate" of the Trust means any corporation, partnership, or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Trust.

        "Agreement" means a stock option agreement, Restricted Shares agreement, or an agreement evidencing more than one type of Award, as any such Agreement may be supplemented or amended from time to time.

        "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the shareholders of the Trust) shall approve (i) any consolidation or merger of the Trust, or binding share exchange, pursuant to which Beneficial Shares would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the holders of Beneficial Shares of the Trust immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving entity immediately after such transaction, (ii) any merger, consolidation, or binding share exchange to which the Trust is a party as a result of which the Persons who are holders of Beneficial Shares of the Trust immediately prior thereto have less than a majority of the combining voting power of the outstanding capital stock of the surviving entity ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of Trustees (directors) immediately following such merger, consolidation, or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Trust, or (iv) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Trust.

        "Award" means a grant of Options and/or Restricted Shares under this Plan.

        "Beneficial Shares" means shares of beneficial interest, $3.00 par value of the Trust.

        "Board" means the Board of Trustees of the Trust.

        "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the Trustees then still in office who were Trustees at the beginning of the period.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

        "Committee" means the committee of the Board appointed to administer the Plan.

        "Control Purchase" means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation, or other entity (other than the Trust, any Subsidiary of the Trust, or any employee benefit plan sponsored by the Trust or any Subsidiary of the Trust) shall purchase any Beneficial Shares of the Trust (or securities convertible into Beneficial Shares of the Trust) for cash, securities, or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation, or other entity (other than the Trust, any Subsidiary of the Trust, any employee benefit plan sponsored by the Trust or any Subsidiary of the Trust or any Exempt Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Trust representing 20% or more of the combined voting power of the then outstanding securities of the Trust ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of Trustees (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Trust's securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, "Exempt Person" means each of Fredric H. Gould, Jeffrey A. Gould, Matthew J. Gould, and their respective family members, estates, and heirs of an Exempt Person and any trust or other investment vehicle for the primary benefit of any Exempt Person or their family members or heirs. As used with respect to any Person, the term "family member" means the spouse, siblings, and lineal descendants of such Person and lineal descendants of siblings.

        "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        "Domestic Relations Order" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

        "Effective Date" means the date the Plan is approved by the Trust's shareholders. The Plan shall become effective immediately upon such approval.

        "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

        "Fair Market Value" of Beneficial Shares on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a Beneficial Share on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the principal national securities exchange on which Beneficial Shares are listed on such day or if such shares are not then listed on a national securities exchange, then as reported on Nasdaq or, if such shares are not then listed or quoted on Nasdaq, then as quoted by the National Quotation Bureau Incorporated. If for any day the Fair Market Value of a Beneficial Share is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

        "Holder" means a Person who has received an Award under this Plan.

        "Incentive Stock Option" means an Option intended to meet the requirements of Section 422 of the Code.

        "Nasdaq" means The Nasdaq Stock Market

        "Non-statutory Stock Option" mean an option not intended to meet the requirements of Section 422 of the Code.

        "Option" means either Incentive Stock Options meeting the requirements of Section 422 of the Code or Non-statutory Stock Options which are not intended to meet the requirements of Section 422 of the Code.

        "Person" means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

        "Plan" means this BRT Realty Trust 2009 Incentive Plan.

        "Restricted Shares" means Beneficial Shares awarded pursuant to paragraph 9 which are subject to a Restriction Period.

        "Restriction Period" means a period of time beginning on the date of each Award of Restricted Shares and ending on the Vesting Date with respect to such Award.

        "Subsidiary" of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital, or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

        "Trust" means BRT Realty Trust, a Massachusetts Business Trust.

        "Vesting Date", with respect to any Restricted Shares awarded hereunder, means the date on which such Restricted Shares cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such award of Restricted Shares. If more than one Vesting Date is designated for an award of Restricted Shares, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

3. Shares Subject to the Plan.

        (a)   The maximum number of Beneficial Shares with respect to which Awards may be granted under the Plan shall not exceed 500,000 Beneficial Shares, subject to adjustment as provided in paragraph 3(b) hereof. Any Beneficial Share subject to an Award which for any reason (i) expires, is cancelled or is forfeited prior to becoming vested, or (ii) is terminated unexercised, shall again be available for purposes of the Plan. The Beneficial Shares delivered pursuant to Awards granted under the Plan may, in whole or in part, be authorized but unissued shares, treasury shares, or any other issued shares subsequently reacquired by the Trust, including shares purchased in the open market.

        (b)   If the Trust subdivides its outstanding Beneficial Shares into a greater number of Beneficial Shares (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding Beneficial Shares into a smaller number of Beneficial Shares (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Beneficial Shares, or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by paragraph 10(b)) affects any Beneficial Shares so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, may make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned, or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase or exercise price with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all Beneficial Shares are redeemed, then each outstanding Award shall be adjusted to substitute for the shares subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of Beneficial Shares and otherwise the terms of such Award, including in the case of Options or similar rights, the total exercise price shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement). The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this paragraph 3(b).

4. Administration.

        The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board. The Board may from time to time appoint members of the Committee in substitution for and in addition to members previously appointed and may fill vacancies and may remove members of the Committee. All of the members of the Committee must be Trustees of the Trust. Notwithstanding the foregoing, the Board may at any time exercise all rights, duties and responsibilities of the Committee, but excluding matters which under any applicable law, rule or regulation, including Rule 16b-3 under the Exchange Act or Section 162(m) of the Code (to the extent the Committee intends that such matter qualify thereunder), are required to be determined in the sole discretion of the Committee. Subject to the provisions of the Plan, the Committee shall have full power and discretion to construe and interpret the Plan and any Agreement or instrument entered into under the Plan, and to establish, amend and rescind rules and regulations for its administration; to accelerate the vesting or exercisability of any Award; to amend the terms and conditions of any outstanding Award (subject to the provisions of paragraph 10(j); or to offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the participant at the time such offer is made. Any decisions made by the Committee pursuant to the authority granted to it hereunder shall be final and binding on the Trust, the participants and all other persons. The Committee shall have the power and authority to grant to eligible Persons under paragraph 5 of the Plan Options and/or Restricted Shares, to determine, the terms and conditions of all Awards so granted (which need not be identical), including, the Persons to whom Awards shall be granted, and the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee shall take into account the nature of the services rendered by the officers, trustees, employees or consultants, their present and potential contributions to the success of the Trust and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.

5. Eligible Persons.

        In its sole discretion, the Committee may grant (i) Incentive Stock Options, Non-statutory Stock Options and Restricted Shares, or any combination of the foregoing, to such officers, Trustees, employees and consultants providing services to the Trust or its Subsidiaries as are selected by the Committee. The maximum number of Beneficial Shares with respect to which Options may be granted to any otherwise eligible Person under this Plan during any calendar year shall be 40,000 Beneficial Shares, and the maximum number of Beneficial Shares with respect to which all other Awards may be granted to any otherwise eligible Person under this Plan during any calendar year shall be 30,000, in each case, subject to adjustment as provided in Paragraph 3(b) hereof.

6. Duration of the Plan.

        The Plan shall terminate when all Beneficial Shares that may be made subject to Awards under the Plan have been acquired and, in the case of Incentive Stock Options only, ten years from the effective date of this Plan, if earlier, unless terminated earlier pursuant to paragraph 10(j) hereof, and no Awards may be granted thereafter.

7. Stock Options.

        (a)   Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible Persons to be granted Options, the time when each Option shall be granted to such eligible Persons, the number of Beneficial Shares subject to such Options, and, subject to paragraph 7(b), the purchase price of the Beneficial Shares subject to such Option.

        (b)   The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and subject to paragraph 8 hereof may be more than or equal to the Fair Market Value of the Beneficial Shares subject to the Option as of the date the Option is granted.

        (c)   Subject to the provisions of the Plan with respect to death, retirement, and termination of employment and subject to paragraph 8 hereof, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement.

        (d)   An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

        (e)   (i) An Option shall be exercised by written notice to the Trust upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by paragraph 10(l) shall be determined by the Committee and may consist of (A) cash, (B) check, (C) whole Beneficial Shares, or (D) any combination of the foregoing methods of payment. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate.

           (ii)  Unless otherwise determined by the Committee and provided in the applicable Agreement, any Beneficial Shares delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and Beneficial Shares withheld for payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

          (iii)  The Trust shall effect the issuance or transfer of the Beneficial Shares purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price thereof and of any amounts required by paragraph 10(l), and within a reasonable time thereafter, such issuance or transfer shall be evidenced on the books of the Trust. Unless otherwise determined by the Committee and provided in the applicable Agreement, (A) no Holder or other Person exercising an Option shall have any of the rights of a shareholder of the Trust with respect to shares subject to an Option granted under the Plan until due exercise and full payment has been made, and (B) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

        (f)    Unless otherwise determined by the Committee and provided in the applicable Agreement, Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court-appointed legal representative).

8. Restrictions on Options.

        (a)   The aggregate Fair Market Value of the Beneficial Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If an Incentive Stock Option is granted pursuant to which the aggregate Fair Market Value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds the aforementioned $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation shall be treated as a Non-statutory Stock Option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other share option plan of the Trust or any parent or Subsidiary of the Trust which is also intended to comply with the provisions of Section 422 of the Code, the $100,000 limitation shall, to the extent provided under Section 422 of the Code, apply to the aggregate number of shares for which Incentive Stock Options may be granted under all such plans.

        (b)   Subject to the conditions in paragraph 8(c) hereof, if applicable, the purchase price per share payable upon the exercise of each Incentive Stock Option granted hereunder shall be as determined by the Committee in its discretion, but shall be at least 100% of the Fair Market Value on the date of grant.

        (c)   If any participant is on the date of grant the owner of shares (as determined under Sections 422(b)(6) and 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of shares of the Trust or any parent or Subsidiary of the Trust, then the option price per share subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value, and the term of the option shall not exceed five years after the date of such grant.

        (d)   The purchase price per share payable upon the exercise of each non-statutory Option granted hereunder shall be determined by the Committee in its discretion, and shall be at least 85% of the Fair Market Value on the date of grant.

9. Restricted Shares.

        (a)   Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted awards of Restricted Shares, and shall determine the time when each such Award shall be granted. Beneficial Shares covered by awards of Restricted Shares will be issued at the beginning of the Restriction Period. The Committee shall designate the Vesting Date or Vesting Dates for each award of Restricted Shares, and may prescribe other restrictions, terms, and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this paragraph 9(a) shall be specified in the Agreement.

        (b)   The stock certificate or certificates representing Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares shall bear a restrictive legend to the effect that ownership of the Restricted Shares, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Agreement. Such certificates shall remain in the custody of the Trust or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Trust of all or any portion of the Restricted Shares that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

        (c)   Restricted Shares shall constitute issued and outstanding Beneficial Shares for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain cash dividends and cash distributions, paid or distributed on such Restricted Shares, and to exercise all other rights, powers, and privileges of a Holder of Beneficial Shares with respect to such Restricted Shares; except, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Trust or its designee will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in paragraph 9(b) above; (iii) other than cash dividends and cash distributions as provided in this paragraph 9(c) above and as the Committee may designate, the Trust or its designee will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms, or conditions provided in the plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

        (d)   On the Vesting Date with respect to each award of Restricted Shares and the satisfaction of any other applicable restrictions, terms, and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested, and (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares, and Retained Distributions, that shall not become vested shall be forfeited to the Trust, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions, that shall have been so forfeited.

10. General Provisions.

        (a)   If a Holder's employment or other relationship with the Trust shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule, or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option, each outstanding Option granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested.

        (b)   In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule, or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option, each such outstanding Option granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; and (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash, or other assets into or for which the Beneficial Shares may be changed, converted, or exchanged in connection with the Approved Transaction.

        (c)   If a Holder's employment shall terminate prior to the complete exercise of an Option or during the Restriction Period with respect to any Restricted Shares, then such Option shall thereafter be exercisable, and the Holder's rights to any unvested Restricted Shares and Retained Distributions, shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option may be exercised after the scheduled expiration date thereof; (ii) the Option shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option); and (iii) any termination of the Holder's employment for cause will be treated in accordance with the provisions of paragraph 10(d).

        (d)   If a Holder's employment with the Trust or a Subsidiary of the Trust shall be terminated by the Trust or such Subsidiary during the Restriction Period with respect to any Restricted Shares, or prior to the exercise of any Option for cause (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include, but not limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind, and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for cause shall mean only a felony conviction for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options shall immediately terminate and (ii) such Holder's rights to all Restricted Shares and Retained Distributions, shall be forfeited immediately.

        (e)   Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Trust or any Subsidiary of the Trust.

        (f)    Nothing contained in the Plan or in any Award, and no action of the Trust or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Trust or any of its Subsidiaries or interfere in any way with the right of the Trust or any Subsidiary of the Trust to terminate the employment of the Holder at any time, with or without cause, subject, however, to the provisions of any employment agreement between the Holder and the Trust or any Subsidiary of the Trust.

        (g)   Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the Person entitled to such benefits.

        (h)   Each grant of an Option under the Plan shall be evidenced by a stock option agreement; and each award of Restricted Shares shall be evidenced by a restricted shares agreement; each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Option or Restricted Shares shall be notified promptly of such grant, and a written Agreement shall be promptly executed and delivered by the Trust. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate (i) to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Trust or (ii) to provide cash payments to the Holder to mitigate the impact of such penalty provisions upon the Holder. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by paragraph 10 (j) (ii).

        (i)    Each Person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Person.

        (j)    (i) Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Plan may be terminated at any time prior to the tenth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.

           (ii)  No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. No modification, extension, renewal, or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan, the Committee may amend outstanding Agreements with any Holder, including, without limitation, any amendment which would (A) accelerate the time or times at which the Award may be exercised and/or (B) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder's consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefore, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this paragraph 10(j)(ii) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

        (k)   The obligation of the Trust with respect to Awards shall be subject to all applicable laws, rules, and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Beneficial Shares may be listed or quoted. For so long as any Beneficial Shares are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all Beneficial Shares that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

        (l)    The Trust's obligation to deliver Beneficial Shares or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due at the time of an Award, upon the exercise of any Option or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares may, in the discretion of the Committee, be paid in Beneficial Shares already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Trust of, all such federal, state and local taxes required to be withheld by the Trust, then the Trust shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state, or local taxes of any kind required to be withheld by the Trust with respect to such Award.

        (m)  The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        (n)   By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation, or bonus in determining the amount of any payment under any pension, retirement, or other employee benefit plan, program, or policy of the Trust or any Subsidiary of the Trust. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Trust on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Trust or any Subsidiary of the Trust.

        (o)   Neither the Trust nor any Subsidiary of the Trust shall be required to segregate any cash or any Beneficial Shares which may at any time be represented by Awards, and the Plan shall constitute an "unfunded" plan of the Trust. Neither the Trust nor any Subsidiary of the Trust shall, by any provisions of the Plan, be deemed to be a trustee of any Beneficial Shares or any other property, and the liabilities of the Trust and any Subsidiary of the Trust to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee, or beneficiary under the Plan shall be limited to those of a general creditor of the Trust or the applicable Subsidiary of the Trust as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Trust under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        (p)   The Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusettes.

        (q)   The delivery of any Beneficial Shares and the payment of any amount in respect of an Award shall be for the account of the Trust or the applicable Subsidiary of the Trust, as the case may be, and any such delivery or payments shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Paragraph 10(l).

        (r)   Each certificate evidencing Beneficial Shares subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions, or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Trust has received an opinion of counsel, acceptable to the Trust, that such disposition will not violate any federal or state securities laws.

        (s)   The grant of Awards pursuant to the Plan shall not affect in any way the right of power of the Trust to make reclassifications, reorganizations, or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell, or otherwise dispose of all or any part of its business or assets.

014475 BRT REALTY TRUST PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS March 16, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES The undersigned hereby appoints Simeon Brinberg and Mark H. Lundy as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Beneficial Interest, $3.00 par value of BRT Realty Trust held of record by the undersigned on January 22, 2009 at the Annual Meeting of Shareholders to be held on March 16, 2009 or any adjournments thereof. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF BRT REALTY TRUST March 16, 2009 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Trustees Alan H. Ginsburg Jeffrey A. Gould Jonathan H. Simon 2. Approval of the BRT Realty Trust 2009 Incentive Plan. 3. Appointment of Ernst & Young LLP as independent registered public accounting Firm for the fiscal year ending September 30, 2009. 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted in the manner directed by you. If no direction is made, this Proxy will be voted FOR all nominees and FOR proposals 2 and 3. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Trustees' recommendation. The Proxies cannot vote your shares of beneficial interest unless you sign and return this card. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: The Board of Trustees recommends a vote "FOR" proposals 1, 2 and 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20333000000000000000 6 031609 FOR AGAINST ABSTAIN

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Trustees Alan H. Ginsburg Jeffrey A. Gould Jonathan H. Simon 2. Approval of the BRT Realty Trust 2009 Incentive Plan. 3. Appointment of Ernst & Young LLP as independent registered public accounting Firm for the fiscal year ending September 30, 2009. 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted in the manner directed by you. If no direction is made, this Proxy will be voted FOR all nominees and FOR proposals 2 and 3. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Trustees’ recommendation. The Proxies cannot vote your shares of beneficial interest unless you sign and return this card. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: ANNUAL MEETING OF SHAREHOLDERS OF BRT REALTY TRUST March 16, 2009 MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718- 921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. The Board of Trustees recommends a vote “FOR” proposals 1, 2 and 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x - OR - - OR - 20333000000000000000 6 031609 COMPANY NUMBER ACCOUNT NUMBER You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date. - OR - FOR AGAINST ABSTAIN